                                                                    EXHIBIT 10.2

                          INDUSTRIAL/COMMERCIAL LEASE







                         PAULS PROPERTIES CORPORATION
                                  (Landlord)




                                      AND





                                CERTICOM CORP.
                                   (Tenant)











Building:                1980 Matheson Blvd. East, Mississauga
Rentable Area:           126,962 Square Feet
Term:                    Ten (10) years





                              MILLER THOMSON LLP
                           Barristers and Solicitors
                       Suite 2500, 20 Queen Street West
                               Toronto, Ontario
                                    M5H 3S1

TABLE OF CONTENTS
-----------------

ARTICLE I - BASIC LEASE TERMS

   Section 1.01          Variable Defined Terms
   Section 1.02          Standard Definitions


ARTICLE II - LEASED PREMISES - TERM - RENT

   Section 2.01          Leased Premises and Term
   Section 2.02          Use of Additional Areas - Intentionally Deleted
   Section 2.03          Construction of the Leased Premises
   Section 2.04          Adjustment of Areas
   Section 2.05          Agreement to Pay
   Section 2.06          Basic Rent
   Section 2.07          Late Payment Charge
   Section 2.08          Net Lease
   Section 2.09          Acknowledgement of Commencement Date


ARTICLE III - TAXES AND OPERATING COSTS

   Section 3.01          Taxes Payable by Landlord
   Section 3.02          Tenant's Share of Taxes
   Section 3.03          Tenant's Share of Operating Cost
   Section 3.04          Management Fee
   Section 3.05          Tenant's Taxes
   Section 3.06          Tenant's Responsibility
   Section 3.07          Payment of Estimated Taxes, Operating Costs and
                         Management Fee


ARTICLE IV - LEASED PREMISES - CONTROL AND SERVICES

   Section 4.01          Control of the Leased Premises by the Landlord
   Section 4.02          Substitution of Management by Tenant
   Section 4.03          Tenant's Unrestricted Access


ARTICLE V - UTILITIES AND ADDITIONAL SERVICES

   Section 5.01          Charges for Utilities
   Section 5.02          Additional Services of the Landlord
   Section 5.03          Third Party Services


ARTICLE VI - USE OF LEASED PREMISES

   Section 6.01          Use of the Leased Premises
   Section 6.02          Observance of Law
   Section 6.03          Energy Conservation
   Section 6.04          Odours, Dust or Noise
   Section 6.05          Obstructions
   Section 6.06          Outside Areas
   Section 6.07          Environmental Law


ARTICLE VII - INSURANCE AND INDEMNITY

   Section 7.01          Tenant's Insurance
   Section 7.02          Increase in Insurance Premiums
   Section 7.03          Cancellation of Insurance
   Section 7.04          Loss or Damage
   Section 7.05          Landlord's Insurance

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                                                                              ii

   Section 7.06          Indemnification of the Landlord
   Section 7.07          Limitations of Liability


ARTICLE VIII - MAINTENANCE, REPAIRS AND ALTERATIONS

   Section 8.01          Maintenance and Repairs by the Tenant
   Section 8.02          Landlord's Approval of the Tenant's Repairs and
                         Alterations
   Section 8.03          Maintenance and Repairs by the Landlord
   Section 8.04          Surrender of the Leased Premises
   Section 8.05          Repair Where the Tenant is at Fault
   Section 8.06          Tenant No to Overload Facilities
   Section 8.07          Tenant No to Overload Floors
   Section 8.08          Removal and Restoration by Tenant
   Section 8.09          Notice by the Tenant
   Section 8.10          Tenant to Discharge All Liens
   Section 8.11          Signs and Advertising


ARTICLE IX - DAMAGE AND DESTRUCTION

   Section 9.01          Destruction of the Leased Premises
   Section 9.02          Abrogation - Intentionally Deleted


ARTICLE X - TRANSFER AND SALE

   Section 10.01         Assigning and Subletting
   Section 10.02         Landlord's Right to Terminate
   Section 10.03         Conditions of Transfer
   Section 10.04         No Advertising of the Leased Premises
   Section 10.05         Assignment by the Landlord


ARTICLE XI - ACCESS AND ALTERATIONS

   Section 11.01         Right of Entry
   Section 11.02         Right to Show Leased Premises
   Section 11.03         Entry Not Forfeiture
   Section 11.04         Landlord's Covenant For Quiet Enjoyment
   Section 11.05         Inspection


ARTICLE XII - STATUS STATEMENT, ATTORNMENT AND SUBORDINATION

   Section 12.01         Status Statement
   Section 12.02         Subordination and Attornment
   Section 12.03         Attorney
   Section 12.04         Financial information
   Section 12.05         Acknowledgment of Title


ARTICLE XIII - DEFAULT

   Section 13.01         Right to Re-Enter
   Section 13.02         Right to Re-Let
   Section 13.03         Termination
   Section 13.04         Accelerated Rent
   Section 13.05         Expenses
   Section 13.06         Waiver of Exemption from Distress
   Section 13.07         Landlord May Cure Tenant's Default or Perform Tenant's
                         Covenants
   Section 13.08         Additional Rent
   Section 13.09         Remedies Generally
   Section 13.10         Holding Over
   Section 13.11         No Waiver

ARTICLE XIV - MISCELLANEOUS

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                                                                             iii

   Section 14.01         Rules and Regulations
   Section 14.02         Security Deposit
   Section 14.03         Pest Control
   Section 14.04         Obligations as Covenants
   Section 14.05         Amendments and Supplementary Lease Provisions (if any)
   Section 14.06         Certificates
   Section 14.07         Time
   Section 14.08         Successors and Assigns
   Section 14.09         Governing Law
   Section 14.10         Headings
   Section 14.11         Entire Agreement
   Section 14.12         Severability
   Section 14.13         No Option
   Section 14.14         Occupancy Permit
   Section 14.15         Place for Payments
   Section 14.16         Extended Meanings
   Section 14.17         No Partnership or Agency
   Section 14.18         Unavoidable Delay
   Section 14.19         Consent and Approvals
   Section 14.20         Registration
   Section 14.21         Joint and Several Liability
   Section 14.22         Name of Building
   Section 14.23         Changes in the Leased Premises
   Section 14.24         Compliance with the Planning Act


ARTICLE XV - INDEMNITY AGREEMENT

   Section 15.01         Indemnity - Intentionally Deleted
   Section 15.02         Further Assurances


SCHEDULES

           Schedule "A"  - Draft Site Plan of Building and Lands
           Schedule "Al" - Building Elevation
           Schedule "B1" - Legal Description of Lands
           Schedule "B2" - Lega1 Description of Expansion Lands
           Schedule "B3" - Plan Showing the Lands and the Expansion Land
           Schedule "C"  - Plan/Sketch of Expansion Land
           Schedule "D"  - Acknowledgment of Commencement Date
           Schedule "E"  - Rules and Regulations
           Schedule "F"  - Supplementary or Additional Lease Terms
           Schedule "G"  - Incorporated Excerpts from Agreement to Lease

ARTICLE 1
---------

BASIC LEASE TERMS
-----------------


SECTION 1.01 - VARIABLE DEFINED TERMS

          In this Lease the following terms will have the following meanings:

          (1) "Agreement to Lease" means the written agreement to lease between
               ------------------
          the Landlord and the Tenant with respect to the Leased Premises dated the 6/th/ day of October, 2000.

          (2) "Basic Rent" - means:
               ----------

                    (i)  In years 1 and 2 of the Term $10.85
              (ii)  In years 3-5 of the Term $11.75
              (iii) In years 6-10 of the Term $13.05

          in each case per square foot of the Rentable Area of the Building, per annum, payable pursuant to Section 2.06 hereof.

(3)  "Building" means the entire one story building and all other improvements
      --------
located on the Lands, and known municipally as 1980 Matheson Boulevard East, Mississauga, and includes all additions, modifications and alterations thereto and replacements thereof, as may be from time to time constructed in accordance with the provisions of the Lease.

(4)  "Commencement Date" means that day which is one hundred and twenty (120)
      -----------------
days next following the date of completion of the Landlord's Work, as defined in Section 8.1 of the Agreement to Lease, as such date made be adjusted in accordance with the provisions of Section 2.03 of this Lease and confirmed or acknowledged by the Landlord and the Tenant in accordance with the provisions of Section 2.09 hereof.

(5)  "Expansion Lands" means those adjacent, vacant lands located to the south
      ---------------
of the Lands and comprising approximately 6.3 acres, all as described in Schedule "B2" attached hereto and shown outlined on Schedule "C" attached hereto.

(6)  "Fiscal Period" means a calendar year or any other twelve (12) month period
      -------------
designated by the Landlord from time to time as the Landlord's fiscal period for accounting purposes and as the period in respect of which Operating Costs for the Leased Premises are to be estimated, allocated and adjusted in accordance with Section 3.07 hereof.

(7)  "Indemnifier" - Intentionally Deleted.
      -----------

(8)  "Indemnifier's Address" - Intentionally Deleted.
      ---------------------

(9)  "Landlord" PAULS PROPERTIES CORPORATION. and its successors and assigns.
      --------

(10) "Landlord's Address" - 2355 Skymark Avenue, Suite 300, Mississauga,
      ------------------
Ontario L4W 4Y6 or such other address as is designated by the Landlord.

(11) "Lease" means this lease dated the 12th day of October, 2000, and includes
      -----
the Schedules, as from time to time amended in writing.

(12) "Leased Premises"- means those premises leased to the Tenant pursuant to
      ---------------
Section 2.01 hereof, comprising the Lands and the Building.

(13) "Rentable Area of the Building" - means the Rentable Area of the Building,
      -----------------------------
being approximately 126,962 square feet of area determined in accordance with
Section 1.02(18) hereof, and subject to adjustment in accordance with Section
2.04 hereof.

(14) "Schedules" means the Schedules attached to and forming part of this Lease,
      ---------
being the following:

     Schedule "A" -  Draft Site Plan of Building and Lands
     Schedule "A1" - Building Elevation
     Schedule "B1" - Legal Description of Lands
     Schedule "B2" - Legal Description of Expansion Lands
     Schedule "B3" - Plan Showing the Lands and the Expansion Land

         Schedule "C" -  Plan/Sketch of Expansion Land
         Schedule "D" -  Acknowledgment of Commencement Date
         Schedule "E" -  Rules and Regulations
         Schedule "F" -  Supplementary or Additional Lease Terms
         Schedule "G" -  Incorporated Excerpts from Agreement to Lease

               (15)   "Security Deposit" means the sum of THREE HUNDRED THOUSAND
                       ----------------
               CANADIAN DOLLARS (CDN$300,000.00) or such portion or balance thereof as may from time to time remain in the Landlord's hands applied in accordance with Section 14.02.

               (16)   "Tenant" - Certicom Corp. and its successors and permitted
                       ------
               assigns.

         (17)  "Tenant's Address" - Prior to the Commencement Date, Certicom
                ----------------
               Corp., 5520 Explorer Drive, 4/th/ Floor, Mississauga, Ontario, L4W 5L1, Attention: Robert L. Williams, Senior Vice-President (with a copy to: Certicom Corp., 25801 Industrial Blvd., Hayward CA 94545, USA, Attention: Richard Brounstein, Senior-Vice President, Finance) or such other address as is designated by the Tenant and from and after the Commencement Date, the Leased Premises.

         (18)  "Term" - means the term of ten (10) years, commencing on the
                ----
               Commencement Date, together with any renewal or extension thereof permitted hereunder.

               (19)   "Type of Business of the Tenant" means that the Leased
                       ------------------------------
               Premises shall only be used for any use which complies with all applicable laws, by-laws, regulations or other governmental ordinances from time to time in existence, including, without limitation, warehouse, ancillary storage, light assembly and office uses.


SECTION 1.02 - STANDARD DEFINITIONS

         (1)   "Additional Rent" means all sums of money, other than Basic Rent,
                ---------------
               which are required to be paid by the Tenant pursuant to any provision of this Lease.

         (2)   "Additional Service" means any service which is requested or
                ------------------
               required by or for the Tenant in addition to those supplied by the Landlord as part of the normal services provided to or in the Leased Premises, and which the Landlord is prepared or elects to supply at an additional cost to the Tenant and includes, without limitation, janitor and cleaning services, the provision of labour and supervision in connection with deliveries, supervision in connection with the moving of any furniture or equipment of the Tenant, the making of any repairs or alterations by the Tenant and the cost of replacing building standard electric light fixtures, ballasts, tubes, starters, lamps and light bulbs.

         (3)   "Additional Service Cost" means the additional cost payable by
                -----------------------
               the Tenant to the Landlord for any Additional Service in accordance with Section 5.02 hereof.

         (4)   "Architect" means the architect, professional engineer or
                ---------
               surveyor named by the Landlord from time to time.

         (5)   "Bank Rate" means the interest rate per annum as announced by the
                ---------
               chartered bank of the Landlord at the principal office of such bank in Toronto and reported by it to the Bank of Canada as its prime rate.

               (6)    "Capital Tax" means the aggregate of:
                       -----------

         (a)   an amount of the tax or excise imposed by the Province of Ontario upon the Landlord or the owners of the Leased Premises which is measured by or based in whole or in part upon the capital, surplus, reserves or indebtedness of such Landlord or owners, and which is at present based upon the application of the prescribed rate of 0.3% to the amount of such Landlord's or owner's "taxable paid-up capital" as defined in the Corporations Tax Act (Ontario); the amount of the tax or excise for the purposes hereof shall be calculated in any year as if the Building was the only establishment in the Province of Ontario owned by such Landlord or owners in the year and such Landlord or owners had no establishment other than in the Province of Ontario; and

         (b)   an amount of the tax or excise imposed by the Government of
                              Canada upon the Landlord or the owners of the Leased Premises which is measured by or based in whole or in part upon the capital, surplus, reserves or indebtedness of the Landlord or the owners, and which tax is at present based upon the application of the prescribed rate of 0.2% to the amount by which the "taxable capital employed in Canada" by such Landlord or owners as defined in the Income Tax Act (Canada) exceeds its capital deduction for the year; the amount of the tax or excise for the purposes hereof shall be calculated in any year as if the Leased Premises was the only asset owned by such Landlord or owners in the year and the capital deduction of such Landlord or owners for the year was nil;

Provided that for the purpose of computing Capital Tax as otherwise defined in this Subsection 1.02(6), the Landlord agrees to allocate such Capital Tax equitably among any corporations within Canada which are related to or affiliated with the Landlord, if any (and for the propose of this Subsection "affiliate" shall have the meaning set out in the Ontario Business Corporations
Act) and provided that if the Landlord owns other permanent establishments in Canada, the Landlord agrees that Capital Taxes shall be calculated without duplication and shall be reduced by an amount equal to the taxable paid up capital employed by the Landlord in such other permanent establishments that are located in Canada but outside of the Province of Ontario.

         (7)   "Insurance Cost" means, for any fiscal period, the total cost to
                --------------
               the Landlord calculated in accordance with generally, accepted accounting principles, for insuring the Leased Premises.

         (8)   "Insured Damage" means that part of any damage occurring to the
                --------------
               Leased Premises, of which the entire cost of repair (except as to any deductible amount provided for in the applicable policy or policies of insurance) is actually recovered by the Landlord under a policy or policies of insurance from time to time effected by the Landlord or which ought to have been effected by the: Landlord pursuant hereto.

         (9)   "Lands" means the lands described in Schedule "B1" attached
                -----
               hereto comprising approximately 7.3 acres in area.

         (10)  "Law" means:
                ---

               (i)   all federal, provincial, regional, municipal or local laws, statutes regulations, orders or ordinances;
                                   and

               (ii)  all policies, guidelines, decisions, notices or directives issued by any federal, provincial, regional, municipal or local government or authority or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government which may be relevant to this Lease and in particular to the construction, operation, maintenance and replacement of the Building and/or to the conduct by the Tenant of its business therefrom.

         (11)  "Leasehold Improvements" means all items generally considered as
                ----------------------
               leasehold improvements, including, without limitation, all fixtures, equipment, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Leased Premises in the Leased Premises, including all partitions, however affixed and whether or not movable, and all wall-to-wall carpeting other than carpeting laid over finished floors and affixed so as to be readily removable without damage; but excluding trade fixtures, unattached furniture or free-standing partitions and equipment not of the nature of fixtures.

         (12)  "Management Fee" means a reasonable fee for the administration
                --------------
               and management of the Leased Premises which fee shall be comparable to fees charged by management companies for managing and administering developments similar to the Leased Premises, which fees shall in no event exceed the amount of sixty cents (60 cents) per square foot of Rentable Area of the Building per annum, in respect of the first five (5) years of the Term commencing on the Commencement Date, and seventy-five cents (75 cents) per square foot of Rentable Area of the Building per annum in respect of the next five (5) years of the Term, commencing on the fifth anniversary of the Commencement Date.

         (13)  "Mortgage" means any mortgage, instrument of hypothec, deed of
                --------
               trust, document or security interest (resulting from any method of financing or refinancing) or blanket mortgage, pledge or charge (affecting the Lands as well as other property) now or hereafter secured upon the Lands or any part thereof, and includes all renewals, modifications, consolidations, replacements and extensions thereof.

     (14)  "Mortgagee" means the mortgagee, hypothecary or other creditor or
            ---------
           trustee for bondholders or others named in any Mortgage.

     (15)  "Notice" means any notice, statement, consent, approval, demand or
            ------
           request herein required or permitted to be given by any party to another pursuant to this Lease and shall be in writing and, if to the Landlord, addressed to the Landlord at the Landlord's Address, if to the Tenant, addressed to the Tenant at the Tenant's Address, and if to any Indemnifier, addressed to the Indemnifier at the Indemnifier's Address. All Notices shall be hand-delivered and the effective date of such Notices shall be the date of delivery.

     (16)  "Operating Costs" means the total of all expenses, costs, fees,
            ---------------
           rentals, disbursements and outlays of every kind paid, payable or incurred by or on behalf of the Landlord in the complete maintenance, repair, operation, supervision, replacement and administration of the Leased Premises. Without limiting the generality of the foregoing, Operating Costs shall include, without duplication the following costs in respect of the Leased Premises:

     (A)   (i)    the Insurance Cost;

           (ii)   the cost of providing security, supervision, life safety
                              systems, traffic control, landscaping, exterior cleaning and snow removal services;

           (iii)  the cost of water, electric light and power, telephone, steam, gas, sewage disposal and other utilities and services;

                       (iv) the cost of maintaining and replacing any general sign or directory board;

           (v)    accounting costs incurred in connection with the maintenance, repair, replacement, operation, administration or management of the Leased Premises, including computations required for the imposition of charges to Tenant, the cost of preparing statements and opinions for tenants and banking fees and expenses and audit fees;

     (vi)  subject to Subsection 1.02(16)A(xii) hereof, the cost of performing the Landlord's repair obligations under Section 8.03;

           (vii)  all other indirect expenses to the extent reasonably allocable to the maintenance, repair,
                              replacement, operation, administration or management of the Leased Premises;

           (viii) all costs and expenses (including legal and other
                              professional fees and interest and penalties on deferred payments) incurred by the Landlord in contesting, resisting or appealing any Taxes in good faith;

           (ix)   subject to the provisions of Subsection 1.01(16)A(xii)
                              hereof, amounts paid to independent contractors for any services in connection with the maintenance, repair, replacement, operation, administration or management of the Leased Premises or any part of it;

           (x)    fees and expenses of architects, engineers, quantity surveyors and other consultants retained by the Landlord;

     (xi)  subject to the provisions of Subsection 1.02(16)A(xii) hereof, the costs of supplies, tools, equipment and materials used in connection with the maintenance, repair, replacement, operation, administration, management or caretaking of the Leased Premises;


     (xii) amortization (over the useful life of any item in accordance with generally accepted accounting principles) of costs properly regarded as capital in nature, including, without limitation, the costs incurred to make alterations, replacements or additions to the Leased Premises intended to reduce the cost of other items included in Operating Costs, improve the operation of the Leased Premises or maintain its operation as a quality industrial complex, costs being amortized will include, without limitation, costs incurred in respect of alterations, replacements or additions to the roof and other structural elements of the Building or Building systems, and property installed in or used in connection with the Leased Premises (except to the extent that the costs are charged fully to income account in the accounting period in which they are incurred) and interest on the unamortized portion of the original cost of such items being amortized, payable monthly, from or after the date on which the relevant cost was incurred at an annual rate of interest that is one percentage (1%) point above the Bank Rate in effect from time to time; the amortization costs and interest charged under this clause shall be calculated by the Landlord, acting reasonably, in accordance with sound and generally accepted accounting principles, but no amortization or interest will be charged in respect of any such items installed in conjunction with the original construction of the Leased Premises;

     (xiii)  goods and services taxes, business transfer taxes, value-added taxes, multi-stage sales taxes, sales, use or consumption taxes and any like taxes on property and services provided by or on behalf of the Landlord except to the extent recoverable by the Landlord;

             (xiv) Capital Tax in respect of the Leased Premises, any Ontario commercial concentration tax and any business or similar taxes or licence fees in respect of the business of the Landlord which pertains to the management, operation and maintenance of the Complex;

     (xv)    subject to the provisions of Subsection 1.02(16)A(xii) hereof, all other direct and indirect costs and expenses of every kind, to the extent incurred in or allocable to the maintenance, repair, replacement, operation, supervision or administration of all or any part of the Leased Premises, or any of its appurtenances including expenses incurred or contributions made by the Landlord in respect of off-site facilities which are utilized by or benefit the Leased Premises;

     (B) notwithstanding the provisions of Part (A) of this definition, Operating Costs shall exclude or shall have deducted therefrom:

             (i)    Taxes and Management Fee;

             (ii)   debt service in respect of financing secured by or related to the Leased Premises and interest on debt save for interest payable if and when costs and expenses in respect of Operating Costs and Taxes and goods and services taxes temporarily exceed recoveries from time to time in respect thereof;

                    (iii) depreciation of the initial cost of the Leased
                              Premises;

             (iv)   an amount equal to the net proceeds of insurance actually
                              recovered by the Landlord for damage to the Building to the extent that the cost to repair such damage is included in Operating Costs;

             (v)    an amount equal to recoveries by the Landlord in respect of warranties or guarantees relating to repairs or alterations to the Leased Premises or any part of it, including, without limitation, construction warranties to the extent that the repair or alteration costs in respect of the work covered by warranty or guarantee is included in Operating Costs;

     (vi)    an amount equal to the contribution made by any owners or occupants of adjacent buildings who are, by agreement, entitled to use any facilities of and for the Leased Premises;

     (vii)   all income tax or similar taxes, corporation taxes, profits taxes, excess profits taxes, place of business taxes, gift taxes, estate taxes, succession taxes, inheritance taxes, franchise taxes, land transfer taxes and non-
               resident sales taxes, business taxes (other than those business taxes specifically payable by the Tenant pursuant to the lease) and other taxes personal to the Landlord;

(viii)    ground rent (if any), amortization and interest on and capita1 retirement of debt, affecting all or any of the Lands and Building;

(ix)      any loss or damage to all or any part of the Building or any persona1 injury for which the Landlord is insured under the terms of the Lease including any deductible, but only to the extent of recoveries under such insurance;

(x)      any cost or expense which is normally treated in accordance with generally accepted accounting principles as being of a capita1 nature, which cost or expense will instead be amortized over useful life of the item and charged to the Tenant in accordance with generally accepted accounting principles, all in accordance with Subsection 1.02(16)A(xii) hereof;

(xi)     commissions, advertising costs, the costs of any market research, traffic consumer attitude study or legal expenses in connection with leasing the Building or legal remedies against tenants (other than the Tenant) or any part thereof;

(xii)    all penalties or carrying charges relating to late payment of taxes or other expenses and any capital, interest or other carrying charges on any mortgages or equipment head or land lease or equipment lease payments or other financing with respect to the Lands and/or Building or any part thereof;

(xiii)   all fines, suits, claims, demands, actions, costs, charges and expenses of any kind or nature for which the Landlord is or may become liable by reason of any negligent or willful acts or omissions to act on the part of the Landlord or those for whom it is in law responsible or by reason of any breach or violation or non-performance by the Landlord of any covenant, term or provision contained in the leases and other agreements entered into by the Landlord in respect of the Building or the Lands;

(xiv)    except as expressly provided herein to the contrary, the expenses incurred by the Landlord in respect of installation or removal of any of the Tenant's improvements or the Allowance (as defined in Section 84 of the Agreement to Lease);

(xv)     all work to the Leased Premises or the Building or any part thereof made necessary by the Landlord's non-compliance with Laws;

(xvi)    the cost of initial construction of the Building and construction resulting from insured perils;

(xvii)   all salaries, whether direct or indirect, relating to the
               administration and management of the Building;

(xviii)  subject to the provisions of Section 6.07 hereof, remedial environmental costs for existing conditions in the soil, ground water or buildings; and

(xix)    fines and penalties assessed by a court or governmental agencies not caused by actions or omissions of the Tenant.

(C) any costs that are not directly incurred by the Landlord but are chargeable as Operating Costs may be estimated by the Landlord on a reasonable basis to the extent that the Landlord cannot ascertain the exact amount; and

(D) the taxes enumerated in Section 1.02(16)(A)(xiii) above are included amongst Operating Costs upon the understanding that the Landlord will look first for reimbursement of such taxes to its input tax credits in the case of the goods and services tax in force at the date hereof, and to corresponding credits, if any, in the case of subsequent taxes from time to time in force, the intent being that so long as such credits are available to the Landlord the taxes referred to in Section 1.02(16)(A)(xiii) will not be included in Operating Costs.

(17)     "Rent" means Basic Rent and Additional Rent.
          ----

(18)     "Rentable Area" means the floor area expressed in square feet of all
          -------------
         floor space (including the floor space of mezzanines, if any) measured from the exterior face of all exterior walls (and across the extension of the planes thereof over the openings for doors and windows) comprising the boundaries of such premises and, in the case of walls separating any rentable premises from adjoining rentable premises, measured from the centre line of such walls but ignoring the finished treatment thereof; any such area shall be adjusted from time to time to reflect any addition, reduction, rearrangement or relocation of space.

(19)     "Taxes" means all taxes, rates, duties, levies, fees, charges, sewer
          -----
         levies, local improvement rates, and assessments whatsoever imposed, assessed, levied or charged, now or in the future, by any school, municipal, regional, provincial, federal, parliamentary or other governmental body, corporate authority, agency or commission (including, without limitation, school boards and utility commissions), against the Leased Premises or any part thereof, and/or the Landlord and/or the owners of the Leased Premises in connection therewith, calculated on the basis of the Leased Premises being assessed as a fully leased and operational building, but excluding (unless specifically referred to above):

(a)      income or profit taxes upon the income of the Landlord to the extent such taxes are not levied in substitution or in lieu of any of the foregoing;

(b)      business or similar taxes or licence fees in respect of the business of the Landlord which pertains to the management, operation and maintenance of the Leased Premises (and which are included in Operating Costs);

(c)      goods and services taxes or similar taxes (and which are payable pursuant to other provisions of this Lease);

(d)      business or similar taxes or licence fees in respect of any business carried on by, and imposed upon, tenants and occupants (including the Tenant) of the Leased Premises; and

(e)      Capital Tax in respect of the Leased Premises and any Ontario commercial concentration tax (and which are included in Operating Costs).

Provided that in the event that the Leased Premises is not the subject of a separate assessment, but is assessed together with other Lands owned by the Landlord, including, without limitation, the Expansion Lands, Taxes, otherwise defined above, shall mean that portion of all such taxes, rates, duties, levies, fees, charges, sewer levies, local improvement rates and assessments imposed, assessed, levied or charged against or in respect of such larger parcel of lands as are allocated to the Leased Premises from time to time by the Landlord acting reasonably and on an equitable basis having regard, amongst other things, to general principles of assessment and the value of the Leased Premises relative to all other lands and buildings, if any, comprising the larger parcel of lands to which the assessment relates.

(20)     "Tenant's Taxes" means al1 taxes, rates, duties, levies or license
          --------------
         fees imposed upon the Tenant which are attributable to the business, income or occupancy of the Tenant or any other occupant of the Leased Premises, including any taxes, rates, duties, levies or license fees which are imposed in lieu of or in addition to any such Tenant's Taxes; and if any such Tenant's Taxes are levied against the Landlord or any owner on account of its ownership in the Leased Premises or its interest therein, they shall be included in Taxes.

(21)     "Transfer" means an assignment of this Lease, a sublease of all or
          --------
         any part of the Leased Premises, any transaction whereby the rights of the Tenant under this Lease to the Leased Premises are transferred to another, any transaction by which any right of use or occupancy of all or any part of the Leased Premises is conferred upon anyone, any mortgage, charge or encumbrance of this Lease or the Leased Premises or any part thereof, or other arrangement under which either this Lease or the Leased Premises becomes security for any indebtedness or other obligations, and includes any transaction or occurrence whatsoever which has changed or might change the identity of the person or persons having lawful use or occupancy of any part of the Leased Premises but, for greater certainty, where the Tenant is a corporation, does not include any amalgamation, reorganization, or change in the effective voting control of the shares of the Tenant.

     (22)      "Unavoidable Delay" means any delay by a party in the performance
                -----------------
               of its obligation under this Lease caused in whole or in part by any acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, sabotage, war, blockades, insurrections, riots, epidemics, washouts, nuclear and radiation activity or fallout, arrests, civil disturbances, explosions, breakage of or accident to machinery, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission or event, whether of the kind herein enumerated or otherwise, not within the control of such party, and which, by the exercise of control of such party, could not have been prevented, but lack of funds on the part of such party shall not constitute an Unavoidable Delay.


ARTICLE II
----------

LEASED PREMISES - TERM - RENT
-----------------------------

SECTION 2.01- LEASED PREMISES AND TERM

     In consideration of the rents, covenants and agreements herein contained on the part of the Tenant to be paid, observed and performed, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Leased Premises for the Term.


SECTION 2.02 - USE OF ADDITIONAL AREAS

     [Intentionally Deleted]

SECTION 2.03 - CONSTRUCTION OF THE LEASED PREMISES

     The provisions of Sections 8 (Landlord's and Tenant's Work), 16 (Landlord's Covenants, Representations and Warranties), 21 (Expansion Land) and of Schedule "F" (Tenant's Work) of the Agreement to Lease relating to the initial construction of the Leased Premises and delay in availability of the Leased Premises for occupancy by the Tenant (all of which are hereby incorporated herein and with the exception of Section 21 are set out in Schedule "G" hereto) shall remain in effect and shall not merge upon the execution of this Lease. Subject to the above-noted provisions of the Agreement to Lease, the Landlord shall deliver vacant and exclusive possession of the Leased Premises to the Tenant on or before January 15, 2001, (the "Possession Date"). The Tenant acknowledges and agrees, however, that certain work external to the Building, including, without limitation, the landscaping and asphalting (as well as any skylights in the Building in the event the Tenant has failed to provide drawings in that regard to the Landlord on or before November 15, 2000) may not be completed by the Possession Date. If the Landlord has not delivered vacant and exclusive possession of the Leased Premises to the Tenant with Landlord's Work complete on or before the Possession Date as a result of force majeure, then the Possession Date, the Commencement Date and all other applicable dates will be extended on the basis of one day for each day of delay. The Commencement Date will not, however, be extended as a result of any delays caused by the Tenant in selecting materials or requesting changes to the base building beyond the dates set out herein (it being acknowledged that any material changes to Landlord's Work must be both requested in writing by the Tenant and approved by the Landlord). If the Possession Date is delayed beyond January 15, 2001, due to circumstances within the Landlord's control, the Possession Date, the Commencement Date, and all other applicable dates will be extended on the basis of two days for each day of delay. Notwithstanding the foregoing or any other provision of the Agreement to Lease or this Lease, if the Landlord has not delivered vacant and exclusive possession of the Leased Premises, with the Landlord's Work complete, to the Tenant by April 15 2001, for any reason whatsoever, including force majeure, but excluding delays caused by the Tenant in selecting materials or requesting changes to the base building beyond the dates set forth herein, then upon ten (10) days' written notice, the Tenant shall have the option to terminate this Lease and the Security Deposit shall be returned to the Tenant, with interest as provided for herein and without deduction. The Landlord shall permit the Tenant to occupy and possess the Leased Premises from and after the Possession Date to the Commencement Date completely free of all Basic Rent and Additional Rent obligations and the Tenant shall be permitted to construct its Leasehold Improvements in the Leased Premises during such period and to conduct its business thereafter. During any such period of occupancy or possession prior to the Commencement Date, the Tenant shall be nevertheless responsible to pay for all utilities supplied to the Leased Premises and for snow plowing those parking areas selected by the Tenant in its discretion for use by its contractors, suppliers, employees and invitees. The Tenant shall abide by the provisions of Section 8.02 in respect of the construction of Leasehold Improvements and fixtures in the Leased Premises following the commencement of the Term.

SECTION 2.04 - ADJUSTMENT OF AREAS

          The Landlord shall, upon completion of the Landlord's Work as defined in Section 8.1 of the Agreement to Lease and prior to the Commencement Date, re-measure or re-calculate the Rentable Area of the Building in accordance with current B.O.M.A. standards and shall deliver to the Tenant a certificate of the Architect confirming such area and the Basic Rent and the amount of Additional Rent shall be adjusted accordingly.


SECTION 2.05 - AGREEMENT TO PAY

          (a) The Tenant shall pay Basic Rent and Additional Rent as herein provided in lawful money of Canada, without any prior demand therefor and without any deduction, abatement, set-off or compensation whatsoever save as provided in Section 9.01. The Tenant agrees to pay to the Landlord in addition to Basic Rent and Additional Rent, any goods and services tax, business transfer tax, value-added tax, multi-stage sales tax, sales, use or consumption tax, or any like tax imposed by any governmental authority in respect of this Lease, or in respect of any property or services provided hereunder, including, without limitation, such taxes calculated on or in respect of any Rent (whether
               Basic Rent or Additional Rent) payable under this Lease; any such tax shall be deemed not to be Rent, but the Landlord shall have the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease. The obligation to pay Additional Rent (and adjustments thereto) shall survive the expiration or sooner termination of this Lease. All amounts payable under this Lease, unless otherwise provided, become due with the next installment of Basic Rent. The Landlord may, at its option, upon Notice to the Tenant direct that the Tenant pay any or all Rent by way of pre-authorized bank debit and/or to any other party specified by the Landlord.

          (b) Notwithstanding the provisions of Subsection 2.05(a) above, and notwithstanding that the Tenant may have been granted occupancy and possession of the entire Leased Premises from and after the Possession Date, as defined in Section 2.03 hereof, or the Commencement Date, the Tenant shall be required to pay Basic Rent and Additional Rent as and from the Commencement Date in respect only of the northern portion of the Building, containing not less than eighty thousand (80,000) square feet, (Phase 1). The Tenant's obligation to pay Basic Rent and Additional Rent in respect of the balance of the Leased Premises, containing approximately forty-six thousand nine hundred and sixty-two (46,962) square feet (Phase 2) shall commence on the earlier of December 1/st/, 2001, and the date on which the Tenant commences business operations within a substantial portion of Phase 2 (which "business operations" shall, for greater certainty, exclude the construction by or on behalf of the Tenant of Leasehold Improvements therein) provided that in respect of each Phase, the Tenant shall nevertheless, as and from the Possession Date pay, as Additional Rent, the cost of all utilities supplied to the Leased Premises and for snow plowing, as provided for in
               Section 2.03 hereof.

SECTION 2.06 - BASIC RENT

     Subject to the provisions of Subsection 2.05(b) hereof, the Tenant shall pay from and after the Commencement Date to the Landlord the Basic Rent, such Basic Rent to be computed in accordance with Section 1.01(2) hereof and payable in equal monthly installments in advance on the first day of each and every month. As soon as reasonably possible after completion of construction of the Leased Premises, as provided for in Section 2.04 hereof, the Landlord shall measure the Rentable Area of the Leased Premises and only at such time shall any necessary adjustments in the Basic Rent and Additional Rent be made.

     If the Commencement Date is not the first day of a calendar month, then the Basic Rent for the first and last months of the Term shall be appropriately adjusted, on a per diem basis, based upon a period of three hundred and sixty-five (365) days and the Tenant shall pay upon the Commencement Date, the portion of the Basic Rent so adjusted from the Commencement Date to the end of the month in which the Commencement Date occurs.

SECTION 2.07 - LATE PAYMENT CHARGE

     The Tenant hereby acknowledges that late payment by the Tenant to the Landlord of Basic Rent or Additional Rent due hereunder will cause the Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult or impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on the Landlord by the terms of any Mortgage. Accordingly, if any Basic Rent or Additional Rent shall not be received by the Landlord or the Landlord's designee within five (5) days after such amount shall be due, the Tenant shall pay to the Landlord interest on such overdue amounts, calculated from the due date to the date of payment at the rate of one percent (1%) per annum in excess of the Bank Rate. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs the Landlord will incur by reason of late payment by the Tenant. Acceptance of such late charge by the Landlord shall in no event constitute a waiver of the Tenant's default with respect to such overdue amount, nor prevent the Landlord from exercising any of the other rights and remedies granted hereunder. The foregoing shall be without prejudice to any other right or remedy available to the Landlord under or pursuant to this Lease by reason of a monetary default by the Tenant. The Tenant agrees that if any of the Tenant's cheques are returned for lack of sufficient funds the Tenant shall pay to the Landlord upon demand a minimum administrative fee of not less than twenty-five dollars ($25.00).


SECTION 2.08 - NET LEASE

     The Basic Rent payable under this Lease is intended to be an absolutely net return to the Landlord, except as expressly herein set out to the contrary. The Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Leased Premises, or the use or occupancy thereof, or the contents thereof or the business carried on therein, except as expressly herein set out to the contrary. The Tenant shall pay all charges, impositions and outlays of every nature and kind relating to the Leased Premises except as expressly herein set out to the contrary.

SECTION 2.09 - ACKNOWLEDGMENT OF COMMENCEMENT DATE

     The Tenant agrees to execute and return to the Landlord, within fifteen
(15) days of written demand from the Landlord, an acknowledgment of the Commencement Date in the form set forth in Schedule "D" annexed hereto, subject to such variations as the facts require.


ARTICLE III
-----------

TAXES, OPERATING COSTS AND MANAGEMENT FEE
-----------------------------------------

SECTION 3.01 - TAXES PAYABLE BY LANDLORD

     The Landlord shall pay directly to the appropriate and lawful taxing authorities all Taxes subject to Sections 3.02 and 3.05 hereof. The Landlord may, in good faith, contest any Taxes and appeal any assessments with respect thereto; withdraw any such contest or appeal; and agree with the taxing authorities on any settlement or compromise with respect to Taxes.

SECTION 3.02 - TENANT'S SHARE OF TAXES

     The Tenant shall pay to the Landlord as Additional Rent all Taxes assessed against the Leased Premises.

     If the Tenant elects to be assessed as a separate school supporter, the Tenant will pay to the Landlord, in addition to any other amounts owing pursuant to this Section 3.02, the excess, if any, of the separate school taxes over public school taxes resulting from such election.

SECTION 3.03 - TENANT'S SHARE OF OPERATING COSTS

     The Tenant shall pay to the Landlord as Additional Rent in accordance with
Section 3.07 all Operating Costs.

SECTION 3.04 - MANAGEMENT FEE

     The Tenant shall pay to the Landlord as Additional Rent in accordance with
Section 3.07 the Management Fee.


SECTION 3.05 - TENANT'S TAXES

         The Tenant shall pay to the appropriate and lawful taxing authorities, or to the Landlord, as appropriate, and shall discharge when the same become due and payable, all Tenant's Taxes.


SECTION 3.06 - TENANT'S RESPONSIBILITY

         The Tenant shall promptly deliver to the Landlord copies of assessment notices, tax bills and other documents received by the Tenant relating to Taxes and Tenant's Taxes and receipts for payment of Taxes and Tenant's Taxes. The Tenant shall not contest any Taxes or Tenant's Taxes or appeal any assessments relating thereto without the Landlord's prior written approval. If the Tenant obtains such approval, the Tenant shall deliver to the Landlord such security for the payment of such Taxes or Tenant's Taxes as the Landlord deems advisable and the Tenant shall diligently prosecute any such appeal or contestation to a speedy resolution and shall keep the Landlord informed of its progress in that regard from time to time.


SECTION 3.07 - PAYMENT OF ESTIMATED TAXES, OPERATING COSTS AND MANAGEMENT FEE

         (a)  The amounts payable by the Tenant pursuant to Sections 3.02,
                    3.03, 3.04 and 3.05 hereof may be estimated by the Landlord for each Fiscal Period and the Tenant agrees to pay to the Landlord the amounts so estimated in monthly installments in advance during such period as Additional Rent. Notwithstanding the foregoing, as soon as bills for all or any portion of the said amounts so estimated are received, the Landlord may bill the Tenant therefore and the Tenant shall pay the Landlord such amounts so billed (less all amounts previously paid on account by the Tenant on the basis of the Landlord's estimate as aforesaid) as Additional Rent within thirty (30) days of demand therefore or, at the Landlord's option, such amounts shall be paid in regular monthly instalments as an adjustment to Additional Rent, amortized or pro rated over the balance of the current Fiscal Period.

         (b)  Within a reasonable period of time after the end of the period for which such estimated payments have been made (and in any event within one hundred and twenty (120) days after the end of each Fiscal Period), the Landlord shall deliver to the Tenant a statement from the Landlord of the Operating Costs, Taxes and Management Fee together with a calculation of the Tenant's share of the costs and expenses payable to the Landlord pursuant to Sections 3.02, 3.03, 3.04 and 3.05 and, if necessary, an adjustment shall be made between the parties in the following manner. If the Tenant has paid in excess of the amounts due, the excess shall be refunded by the Landlord within a reasonable period of time after the delivery of the said statement, or, at the option of the Landlord, the excess shall be credited to amounts payable to the Landlord pursuant to Sections 3.02, 3.03, 3.04 and 3.05. If the amount the Tenant has paid is less than the amounts due, the Tenant agrees to pay such additional amounts due forthwith upon demand. If the Term commences or ends on a date which does not coincide with the beginning or end of a Fiscal Period, the Tenant's share of the Additional Rent payable to the Landlord in respect of such Fiscal Period pursuant to Sections 3.02, 3.03, 3.04 and 3.05 hereof, shall be subject to a per diem, pro rata adjustment based on a period of three hundred and sixty-five (365) days. The obligations set out herein shall survive the expiration of the Term or earlier termination of this Lease. Failure of the Landlord to render any statement of Taxes, Operating Costs and Management Fee shall not prejudice the Landlord's right to render such statement thereafter or with respect to any other period. The rendering of any such statement shall also not affect the Landlord's right to subsequently render an amended or corrected statement. The Landlord shall maintain at the Landlord's Address, available for inspection by the Tenant on no less than five (5) days' Notice to the Landlord, such of the Landlord's expense and other records relating to each Fiscal Period as are relevant to, or relied upon by the Landlord in preparing any Landlord's statement delivered to the Tenant pursuant to this subsection in respect of that Fiscal Period.

         (c)  The Landlord warrants and represents that Operating Costs for the Fiscal Period commencing January 1, 2001, shall not exceed ninety cents (90 cents) per square foot of Rentable

                         Area of the Building, excluding Taxes and the Management Fee.


ARTICLE IV
----------

LEASED PREMISES - CONTROL AND SERVICES
--------------------------------------

SECTION 4.01 - CONTROL OF THE LEASED PREMISES BY THE LANDLORD

          The Landlord shall operate and maintain the Leased Premises in a first class condition as would a careful and prudent owner of a similar commercial building. To the extent that the Landlord retains independent contractors for any services in connection with the maintenance, repair, replacement, operation, administration or management of the Leased Premises, it shall do so at prices or rates reasonably competitive in the industry, provided that the Tenant shall have the right from time to time, in its sole discretion and on reasonable prior Notice to the Landlord to specify a contractor or contractors of the Tenant's choice.

          The Leased Premises is at all times subject to the exclusive control, management and operation of the Landlord. Without limiting the generality of the preceding sentence, the Landlord has the right, in its control, management and operation of the Leased Premises and by the establishment of Rules and Regulations and general policies with respect to the operation of the Leased Premises or any part thereof at all times during the period when the Tenant is given possession of the Leased Premises and throughout the Term, and with the Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, to:

          (a)  construct improvements in or to the Building and make alterations and additions thereto, subtractions therefrom, rearrangements thereof (including parking areas and all entrances and exits thereto), build additional storeys on the Building and construct additional facilities adjoining or proximate to the Building;

          (b)  relocate or re-arrange the various facilities and improvements comprising the Building or erected on the Lands from those existing at the Commencement Date;

          (c)  do and perform such other acts in and to the Leased Premises as in the use of good business judgment the Landlord determines to be advisable for the more efficient and proper operations of the Leased Premises.

          Notwithstanding anything contained in this Lease, it is understood and agreed that if as a result of the exercise by the Landlord of its rights set out in this Section 4.01, the facilities in or improvements to the Leased Premises are diminished or altered in any manner whatsoever, the Landlord is not subject to any liability, nor is the Tenant entitled to any compensation, nor shall any such diminution or alteration of the facilities or improvements in or to the Leased Premises be deemed constructive or actual eviction, or a breach of any covenant for quiet enjoyment contained in this Lease or implied by law provided that the Landlord shall not reduce the Rentable Area of the Building or materially impede access to the Leased Premises except when necessary during the completion of any such work and provided further that the Landlord shall complete all such work diligently and with due speed. Notwithstanding the foregoing, if as a result of the exercise by the Landlord of its rights set out in this Section 4.01, the Tenant is restricted from using, or is unable to use, all or any portion of the Building for any period, Rent shall abate in the same proportion as the unuscable portion of the Building bears to the Rentable Area of the Building, for the duration of such period.


SECTION 4.02 - SUBSTITUTION OF MANAGEMENT BY TENANT

          Notwithstanding the other provisions of this Lease, and in particular the provisions of Section 4.01 hereof, the Landlord and Tenant agree that in the event that the Landlord has, on at least two (2) or more occasions in any twenty-four (24) month period of the Term, been in default of any of its material obligations under this Lease, in each case beyond such period as is reasonably required in the circumstances for the remedy or curing of such default (such period in no event to be less than thirty (30) days following delivery by the Tenant to the Landlord of Notice of such default), then in such circumstances, the Tenant, at its option exercisable on no less than ten (10) days' Notice to the Landlord may assume responsibility for management, operation and maintenance of the entire Leased Premises in the same manner and to the same standards as are otherwise imposed upon the Landlord pursuant to the provisions of this Lease. In such event, in respect of the period following the effective date set out in such second Notice, the Tenant shall be responsible to operate and maintain the Leased Premises at its cost and the Landlord shall, as and from such date, no longer operate and maintain the Leased Premises or be entitled to payment of any Management Fee and the Tenant shall be responsible for payment to the Landlord only of those items otherwise included in Operating Costs as are actually incurred by the Landlord from time to time thereafter in accordance with the provisions of this Lease; provided that nothing contained in this Section shall otherwise affect the rights and obligations of the Landlord and Tenant under this Lease, and in particular, without limitation, under Articles VII, VIII and XIII hereof.


SECTION 4.03 - TENANT'S UNRESTRICTED ACCESS

          The Landlord covenants and agrees that provided the Tenant is not in material default beyond any period permitted under Article XIII hereof for the remedying or curing of such default and subject to any period during which access to the Leased Premises may be unavailable owing to the occurrence of damage or destruction as contemplated in Article IX hereof, the Tenant shall have unrestricted access to the Leased Premises, twenty-four (24) hours per day, seven (7) days per week, throughout the Term at no additional charge to the Tenant.

ARTICLE V

UTILITIES AND ADDITIONAL SERVICES


SECTION 5.01 - CHARGES FOR UTILITIES

          The Tenant shall be solely responsible for and shall promptly pay for the cost of electricity, water, steam, fuel, power, telephone, sewer and other utilities supplied applicable to the Leased Premises on the basis of separate meters installed by the Landlord at its cost. The Tenant further covenants to heat the Leased Premises to a sufficient temperature to prevent at all times, any damage to the Leased Premises and/or building containing the Leased Premises and without limiting the generality of the foregoing, to heat the Leased Premises so as to comply with any law, order, requirement and/or regulations which from time to time govern the heating thereof.


SECTION 5.02 - ADDITIONAL SERVICES OF THE LANDLORD

          Subject to Article 4 hereof, and excluding services supplied by the Landlord and charged to the Tenant as Operating Costs, one hundred and ten per cent (110%) of the actual cost to the Landlord of all Additional Services provided by the Landlord or its agent to the Tenant shall be payable forthwith by the Tenant, upon demand by the Landlord, as an Additional Service Cost. Such services shall include any services performed at the Tenant's request including, without limitation, maintenance, repair, janitorial or cleaning services, construction of additional Leasehold Improvements and replacement of bulbs (including non-standard bulbs), tubes and ballasts. Additional Services provided by the Landlord or its agent on behalf of the Tenant in respect of any of the Tenant's obligations set out in the Lease which the Tenant fails to perform shall be paid by the Tenant to the Landlord as Additional Rent forthwith following written demand therefor at the rate of one hundred and fifteen per cent (115%) of the cost to the Landlord.


SECTION 5.03 - THIRD PARTY SERVICES

          Excluding services supplied by the Landlord and charged to the Tenant as Operating Costs or as an Additional Service Cost, the Tenant shall be solely responsible for, and promptly pay to the appropriate third party, all charges for services used or consumed in or provided to the Leased Premises, including, without limitation, rug shampooing, telecommunications services, janitorial services, pest control and other services not available through the Landlord. In no event will the Landlord be liable to the Tenant in damages or otherwise for any failure to supply any third-party services to the Leased Premises.


ARTICLE VI
----------

USE OF LEASED PREMISES
----------------------

SECTION 6.01 - USE OF THE LEASED PREMISES

          The Leased Premises shall be used for general purposes for the Type of Business of the Tenant specified in Section 1.01(19), provided such purposes comply with the terms, covenants and conditions of this Lease and all applicable Laws from time to time in existence. The Leased Premises may not be used for any other purposes.


SECTION 6.02 - OBSERVANCE OF LAW

          The Tenant shall at its sole cost and expense, and in particular, and without limitation, where applicable in compliance with Sections 8.01 and 8.02 hereof, promptly observe and comply with all Laws or requirements of all governmental authorities, including fire insurance underwriters, now or hereafter in force which pertain to or affect the Leased Premises, the Tenant's use of the Leased Premises or the conduct of any business in the Leased Premises, or the making by the Tenant of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant shall carry out all modifications, alterations or changes of or to the Leased Premises and the Tenant's conduct of business in or use of the Leased Premises which are required by any such authorities, provided that the Tenant shall not be responsible for the making of any repairs or alterations to the Leased Premises made necessary by the failure of the Landlord to comply with any Laws.


SECTION 6.03 - ENERGY CONSERVATION

          Consistent with its obligations to keep the Leased Premises in good repair, order and condition hereunder, the Tenant will at its cost comply with all Laws relating to the conservation of energy affecting the Leased Premises and the conduct of business therein, including compliance with all reasonable requests and demands of the Landlord intended to achieve the conservation of energy.


SECTION 6.04 - ODOURS, DUST OR NOISE

          The Tenant warrants that no noxious odours, dust or unreasonable noise will emanate from the Leased Premises as a result of the operations conducted by the Tenant therein and the Tenant further covenants that it will not cause or maintain any nuisance in, at or on the Leased Premises and/or the Lands. Accordingly, the Tenant agrees that should such noxious odour, dust or noise conditions exist, the Tenant will, at its own expense, take such steps as may be necessary to rectify the same, provided further that if the Tenant shall fail to commence to do so within forty-eight (48) hours and complete the same within a reasonable time after Notice is received by the Tenant from the Landlord, then the Landlord may, at its option and without prejudice to its other rights or recourses:

          (a) notify Tenant by Notice that it must shut down all its operations in the Leased Premises; and

          (b) the Landlord may proceed forthwith to take reasonable measures to correct the situation and the Landlord shall be entitled to cover the cost thereof from the Tenant forthwith upon demand as an Additional Service Cost.


SECTION 6.05 - OBSTRUCTIONS

          The sidewalks, driveways and entries shall not be obstructed by the Tenant, its officers, agents, servants, employees or customers or used for any other purposes than for ingress and egress to or from the Leased Premises, and the Tenant shall save the Landlord harmless from damages to persons or property because of any nuisance or other act of the Tenant which shall obstruct the free movements of persons to, in and from the Building and Lands.

SECTION 6.06 - OUTSIDE AREAS

          The Tenant shall not use any part of the exterior parking and loading areas or any other areas outside the Building for any purpose other than parking, shipping or receiving in the areas designated by the Landlord from time to time for same. The Tenant shall not allow any type of storage and/or transportation trailer belonging to or being used by or on behalf of the Tenant to remain in such parking, shipping or receiving areas for any period of time longer than shall be necessary for the Tenant's purposes and if any such vehicle has remained in any parking, shipping or receiving areas for a period in excess of that required for the Tenant's purposes, as determined by the Landlord acting reasonably, the Landlord shall be entitled to have such trailer removed at the Tenant's sole cost as an Additional Service. In addition, any damage caused to such parking, shipping or receiving areas as a result of the presence of such trailer shall be forthwith repaired by the Tenant, at the Tenant's sole cost or, at the Landlord's option, shall be repaired by the Landlord and the costs thereof shall be payable forthwith by the Tenant, upon demand by the Landlord, as an Additional Service Cost.

     For the purposes of this Lease:

     (a)  "Environmental Law" means any law, by-law, order, ordinance, ruling, regulation, certificate, approval, consent or directive of any applicable federal, provincial or municipal government, governmental department, agency or regulatory authority or any court of competent jurisdiction, relating to environmental matters and/or regulating the import, storage, distribution, labeling, sale, use, handling, transport or disposal of Hazardous Substances, including but not limited to, the Environmental Protection Act (Ontario), as amended from time to time;

     (b)  "Hazardous Substance" means any contaminant, pollutant, dangerous substance, noxious substance, toxic substance, hazardous waste, flammable or explosive material, radioactive material, urea formaldehyde foam insulation, asbestos, polychlorinated biphenyl's, polychlorinated biphenyl waste, polychlorinated biphenyl related waste, and any other substance or material now or hereafter declared, defined or deemed to be regulated or controlled in or pursuant to the Environmental Law; and

     (c)  "Release" means any release, spill, emission, leakage, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration.

     During the Term of this Lease, the Tenant shall:

          (i)    comply with all requirements of the Environmental Law (provided that the Tenant shall have no responsibility to remedy any breach of Environmental Law which existed as at the Commencement Date and which did not arise from any act or omission of the Tenant prior to such date, whether in the construction of its Leasehold Improvements or otherwise);

          (ii)   conduct its business operation in the Leased Premises in such a manner as to prevent the Release of any Hazardous Substance in, on, under, over or at the Leased Premises.

     If the Tenant creates or brings to the Leased Premises any Hazardous Substances or if the conduct of the Tenant's business shall cause there to be any Hazardous Substance at the Leased Premises then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation to the Leased Premises of the Hazardous Substance, and notwithstanding the expiry or earlier termination of this Lease.

     During the Term, and at the expiration of the Term of this Lease, the Tenant shall, at the Tenant's sole cost and expense in accordance with all requirements of Environmental Law, remove any Hazardous Substance brought or permitted to be brought onto the Leased Premises by the Tenant or those for whom the Tenant is at law responsible.


ARTICLE VII
-----------
INSURANCE AND INDEMNITY
-----------------------

SECTION 7.01 - TENANT'S INSURANCE

     (a)  The Tenant shall throughout the period that the Tenant is given possession of the Leased Premises and during the entire Term, at its sole cost and expense, take out and keep in full force and effect, the following insurance:

     (i)  all-risk property insurance (including but not limited to sprinkler leakage, flood, earthquake and collapse coverage) in an amount equal to the full replacement cost thereof upon property of every description and kind owned by the Tenant or for which the Tenant is liable, or installed by or on behalf of the Tenant and which is located within the Leased Premises including, without limitation, Leasehold Improvements, tenant's fixtures, the Tenant's stock-in-trade, furniture and personal property provided that if there is a dispute as to the amount which comprises full replacement cost, the decision of the Landlord shall be conclusive;

      (ii)  business interruption insurance in such amount as will reimburse the
                    Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 7.01(a)(i) and other perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises as a result of such perils;

      (iii) comprehensive general and legal liability insurance, including bodily injury, property damage and personal injury liability, tenant's legal liability, contractual liability and owners' and contractors' protective insurance coverage with respect to the Leased Premises and the Tenant's use of the Leased Premises, coverage to include the activities and operations conducted by the Tenant and any other person for whom the Tenant is in law responsible. Such policies shall be written on a comprehensive basis with inclusive limits of not less than five million dollars ($5,000,000) for bodily injury to any one or more persons or property damage, and such higher limits as the Landlord, acting reasonably, or the Mortgagee requires from time to time, and shall contain a severability of interests clause and a cross-liability clause;

      (iv)  if appropriate, broad form comprehensive boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in or serving the Leased Premises;

      (v)   insurance required by reason of the introduction by or on behalf of the Tenant or any occupant of the Leased Premises, or any part thereof, of any radioactive material or substance, into or on or about the Leased Premises or on the Lands, or for any other reason requiring special coverage; and

      (vi)  any other form of insurance which the Landlord, acting reasonably, requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

      (b)   All policies shall:

      (i)   be taken out with insurers acceptable to the Landlord;

      (ii)  be in a form satisfactory from time to time to the Landlord which form may include a reasonable deductible, the amount of which will be subject to the Landlord's approval, which approval may not be unreasonably withheld;

      (iii) be non-contributing with and shall apply only as primary and not as excess to any other insurance available to the Landlord or the Mortgagee;

(iv)  not be invalidated as respects the interests of the Landlord and of the
                    Mortgagee by reason of any breach of violation of any warranties, representations or conditions contained in the policies;

      (v)   contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof;

      (vi)  name the Landlord and the Mortgagee as insured parties and, in respect of property damage insurance, incorporate the Mortgagee's standard mortgage clause; and

(vii) contain a waiver of subrogation by the insurer in respect of any claims to which it might otherwise be entitled against the Landlord or those for whom it is at law responsible.

      (c)   Certificates of insurance or, if required by the Landlord or the
                    Mortgagee, certified copies of each such insurance policy will be delivered to the Landlord as soon as practicable after the placing of the required insurance and in any event such certificates of insurance shall be delivered at least ten (10) days-prior to the effective date of coverage. Provided that no review or approval of any such insurance certificate by the Landlord shall derogate from or diminish the Landlord's rights or the Tenant's obligations contained in this Article.

      (d)   If the Tenant fails to take out or keep in force any insurance referred to in this Section 7.01, or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed to diligently rectify) the situation within twenty-four (24) hours after written notice by the Landlord to the Tenant (stating, if the Landlord or the Mortgage does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord on demand as Additional Rent without prejudice to any other rights and remedies of the Landlord under this Lease.

      (e)   The Tenant agrees that in the event of damage or destruction to the
                    Leasehold Improvements in the Leased Premises covered by insurance pursuant to Section 7.0l(a)(i), the Tenant shall use the proceeds of such insurance for the purpose of repairing or restoring such Leasehold Improvements, it being acknowledged and agreed that the Tenant shall endeavour, in good faith, to replicate the Leasehold Improvements as at the Commencement Date but shall not be obligated in such repairing or restoring to adhere strictly to the same plans and specifications which were employed in the original construction of such Leasehold Improvements. If the event of damage to or destruction of the Building entitling the Landlord or the Tenant to terminate the Lease pursuant to
                    Section 9.01(b) and the Lease is terminated, the Tenant shall forthwith pay to the Landlord all of its insurance proceeds relating to the Leasehold Improvements in or on the Leased Premises and the Tenant shall upon demand deliver to the Landlord in accordance with the provisions of this Lease the Leasehold Improvements and the Leased Premises.


SECTION 7.02 - INCREASE IN INSURANCE PREMIUMS

         The Tenant shall not keep, use, sell or offer to sell in or upon the Leased Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Leased Premises. In addition, if:

         (a)   the occupation of the Leased Premises by the Tenant;

         (b)   the conduct of business in the Leased Premises by the Tenant;
               or

         (c) any act or omission of the Tenant in the Leased Premises or any part thereof;

causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Leased Premises, the Tenant shall pay any such increase in premiums as Additional Rent forthwith upon demand by the Landlord. In determining whether increased premiums are caused by or result from the use or occupancy of the Leased Premises by the Tenant or those for whom the Tenant is at law responsible, a schedule issued by the organization computing the insurance rate on the Leased Premises showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall comply promptly with all requirements of any insurer now or hereafter in effect pertaining to or affecting the Leased Premises.


SECTION 7.03 - CANCELLATION OF INSURANCE

         If any insurance policy upon the Leased Premises or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant or by any assigns or sub-tenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, the Tenant shall remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within twenty-four (24) hours after Notice thereof by the Landlord.


SECTION 7.04 - LOSS OR DAMAGE

     The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Leased Premises, or damage to property of the Tenant or of others located on or in the Leased Premises, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, except for any such death, injury, loss or damage which results from the negligence of the Landlord, its agents, servants or employees or other persons for whom it may in law be responsible and provided that in no event shall the Landlord be responsible for any loss, injury or damage contemplated by Section 7.07(b), or for any indirect or consequential damages sustained by the Tenant or others. Without limiting the generality of the foregoing but subject to the exceptions to the limitation of the liability of the Landlord set out herein, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, dampness, falling plaster, falling ceiling tile, falling ceiling fixtures (including part or all of the ceiling T grid system) and diffuser coverings, or from steam, gas, electricity, water, rain, flood, snow or leaks from any rentable premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Leased Premises or from the street or any other place or by any other cause whatsoever. The Landlord shall not be liable for any such damage caused by other persons on the Leased Premises or by occupants of adjacent property thereto (save to the extent such other persons or occupants are persons for whom the Landlord is otherwise at law responsible) or the public, or caused by construction by persons other than the Landlord or those for whom it is at law responsible or by any public or quasi-public work. Subject to the foregoing, all property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from any claims arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant's insurers.


SECTION 7.05 - LANDLORD'S INSURANCE

     The Landlord shall at all times throughout the Term carry:

     (a)   insurance on the Building (excluding the foundations and
                   excavations) and the machinery, boilers and equipment contained therein or servicing the Building and owned by the Landlord (specifically excluding any property with respect to which the Tenant is obliged to insure pursuant to Section 7.01) against damage by fire and extended perils or all-risks coverage;

     (b)   public liability and property damage insurance with respect to the
                   Landlord's operations, if any, on the Leased Premises;

     (c)   loss of rental income insurance, or loss of insurable gross profits commonly insured against by prudent landlords, including loss of all rentals receivable from the Tenant in accordance with the provisions of this Lease, including Basic Rent and Additional Rent; and

     (d)   such other form or forms of insurance as the Landlord or the
                   Mortgagee reasonably considers advisable and which a prudent owner of a similar building would maintain.

     Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of reasonably similar industrial building, having regard to size, age and location. Notwithstanding the Landlord's covenant contained in this Section 7.05, and notwithstanding any contribution by the Tenant to the cost of insurance premiums provided herein, the Tenant acknowledges and agrees that no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Land1ord, and the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord. The Landlord shall obtain in each of its policies of insurance a waiver of any rights of subrogation to which the Landlord's insurer might otherwise be entitled against the Tenant or those for whom the Tenant is at law responsible.


SECTION 7.06 - INDEMNIFICATION OF THE LANDLORD

     Except as provided in Section 7.07(a) but notwithstanding any other provision of this Lease, the Tenant agrees to protect, indemnify and save each of the Landlord and its officers, employees and agents completely harmless from and against:

     (i)  any loss (including loss of Basic Rent and Additional Rent), claims, actions, damages, liability and expenses in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising out of any occurrence in, upon or at the Leased Premises, and related to the occupancy or use thereof by the Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant and/or any other person for whom the Tenant is at law responsible; and

          (ii) any Environmental Claim as hereinafter defined, directly or indirectly incurred, sustained or suffered by or asserted against the Landlord and/or its officers, employees and agents caused by or attributable to, either directly or indirectly, any act or omission of the Tenant and/or any other person for which the Tenant is in law responsible prior to or during the Term of this Lease.

          For the purposes of this Lease, "Environmental Claim" means any claims, losses, costs, expenses, fines, penalties, payments and/or damages (including without limitation, all reasonable solicitors' fees on a solicitor and his own client basis) relating to, arising out of, resulting from or in any way connected with the Release (as such term is defined in Section 6.07 of this Lease) in, on, over, upon or from the Leased Premises of any Hazardous Substance (as such term is defined in Section 6.07 of this Lease) including, without limitation, all costs and expenses of any remediation or restoration of the Leased Premises and/or the Lands required or mandated by the Environmental Law (as such term is defined in Section 6.07 of this Lease).

          If the Landlord shall, without fault on its part, be made a party of any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall also pay all reasonable costs, expenses and legal fees that may be incurred or paid by the Landlord in reasonably enforcing the terms, covenants and conditions in this Lease unless a court of law having jurisdiction shall decide otherwise.


SECTION 7.07 - LIMITATIONS OF LIABILITY

          (a) The Tenant shall not be liable to the Landlord in respect of any loss, injury or damage insured or required to be insured by the Landlord under Sections 7.05(a) and (c) to the extent of any recovery by the Landlord under such insurance or to the extent the Landlord would have recovered had it placed such coverage as is required of it pursuant to Section 7.05 hereof and diligently pursued any available claim thereunder; and

          (b) The Landlord shall not be liable to the Tenant in respect of any loss, injury or damage to property insured or required to be insured by the Tenant under Sections 7.01(a)(i), (ii) and (iv) to the extent of any recovery by the Tenant under such insurance or to the extent the Tenant would have recovered had it placed such coverage as is required of it pursuant to Subsection 7.01(a) hereof and diligently pursued any available claim thereunder.




ARTICLE VIII
------------
MAINTENANCE, REPAIRS AND ALTERATIONS
------------------------------------

SECTION 8.01 - MAINTENANCE AND REPAIRS BY THE TENANT

         (a)  Subject to Sections 8.03 and 9.01 hereof, the Tenant shall at all times at its sole cost, keep and maintain the Leased Premises and every part thereof, including all facilities, equipment and services, both inside and outside, in a clean and tidy condition and will not permit waste paper, garbage, ashes, waste, debris or other objectionable material to accumulate thereon or therein and the Tenant will not use any outside garbage or other containers (other than those approved or designated by the Landlord) and the Tenant shall arrange for removal and disposal of waste and garbage at its sole expense. Subject to sections 8.03 and 9.01 hereof, the Tenant, at its sole cost and expense, shall renew, rebuild, replace, operate, maintain, paint and keep the Leased Premises and every part thereof, both exterior and interior, all equipment, fixtures, appurtenances used in or about the Leased Premises, including plumbing, electrical, heating, cooling, and other facilities and systems during the Term of this Lease, in good repair and condition, as a careful and prudent tenant would do (such reasonable wear and tear as would not be repaired by a careful and prudent tenant, damage by insured perils, and repairs to the structural elements of the Building and base building, mechanical, electrical and plumbing systems only excepted, unless and to the extent caused by the negligent act or omission of the Tenant or those for whom the Tenant is in law responsible).

         (b)  The Tenant shall examine the Leased Premises before taking possession thereof and unless the Tenant furnishes the Landlord with a notice in writing specifying any defect in the construction of the Leased Premises within fifteen (15) days after such taking of possession, the Tenant shall conclusively be deemed to have examined the Leased Premises, to have agreed that they are in order, and such taking of possession without the giving of such notice as aforesaid within such fifteen (15) day period is conclusive evidence against the Tenant that at the time thereof the Leased Premises were in good order and satisfactory condition, subject to latent defects, if any. The Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to the use of the Leased Premises or any alteration, remodeling or redecorating of or installation of equipment or fixtures in the Leased Premises, except such, if any, as are expressly set forth in this Lease or the Agreement to Lease.

         (c)  The Tenant acknowledges that it will not enter, nor permit or suffer any person to enter upon the roof of the building containing the Leased Premises or make any opening in the roof or roof membrane without the prior written consent of the Landlord.

         (d)  In addition to the specific obligations elsewhere in this Lease reserved and contained on the part of the Tenant to be observed and performed and without in any way limiting the generality thereof (but subject always to the Landlord's obligations in this Lease contained), the condition, maintenance, operation and management of the Leased Premises, and other improvements thereon or therein from time to time, including without limitation all machinery, equipment and other facilities therein or thereon, shall be the sole responsibility of the Tenant, throughout the Term hereof and the Tenant shall make all payments, foreseen, unforeseen, ordinary and/or extraordinary, required to be made not only with respect to the observance and performance of such specific obligations but also with respect to the general obligation in this clause contained.


SECTION 8.02 - LANDLORD'S  APPROVAL OF THE TENANT'S REPAIRS OR ALTERATIONS

         (a)      During the Term of this Lease or any renewal or extension
                       hereof, the Tenant shall not make any repairs, replacements or, Leasehold Improvements in any part of the Leased Premises without first obtaining the Landlord's written approval, such approval not to be unreasonably withheld, and in connection therewith the Tenant shall, prior to commencing any such work, submit to the Landlord:

         (i)      for its prior approval details of the proposed work, including drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice;

         (ii)     such reasonable indemnification against liens, costs, damages and expenses (including its costs and expenses incurred, or which may be incurred, in reviewing the proposed work and supervising its completion) and such insurance coverage as the Landlord reasonably requires; and

         (iii)    evidence satisfactory to the Landlord that the Tenant has
                       obtained at its expense all necessary consents, permits, licences and inspections from all governmental and regulatory authorities having jurisdiction.

         (b)      All such repairs, replacements or, Leasehold Improvements made or installed by the Tenant in the Leased Premises and approved by the Landlord shall be performed:

         (i)      with quality materials owned by the Tenant at the sole cost of the Tenant;

         (ii)     by competent workmen whose labour union affiliations are
                       compatible with others employed by the Landlord and its contractors;

         (iii)    in a good and workmanlike manner;

(iv) in accordance with the drawings and specifications approved by the Landlord; and

(v) subject to the reasonable regulations, supervision, controls and inspection of the Landlord.

(c) If any such repairs, replacements, Leasehold Improvements would affect the structure of the Building, or any of the electrical, mechanical or other base building systems or their warranties, such work shall, at the option of the Landlord, be performed by the Landlord as an Additional Service at competitive prices. If such work would affect such warranties, the Landlord may reasonably refuse to allow such work to be done. Upon completion thereof, and thereafter, to the extent requiring ongoing maintenance, repair or replacement, the Tenant shall pay to the Landlord the Additional Service Cost in respect thereof.

(d) In respect of repairs, alterations or replacements of or to the Leased Premises during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Landlord's reasonable costs and fees incurred in respect of the supervising, coordinating, monitoring, reviewing, inspecting and approving of the construction of the Leasehold Improvements, including professional fees incurred by the Landlord, such costs not to exceed in the aggregate for construction of the Tenant's initial Leasehold Improvements twenty-five cents ($0.25) per square foot and not to exceed, in the aggregate, for other construction of Leasehold Improvements during the Term, ten cents ($0.10) per square foot and, if the Landlord's architects and engineers responsible for the Leased Premises are not retained by the Tenant to complete any improvements in the Leased Premises affecting the structure thereof or any of the electrical, mechanical or other base building systems or their warranties, any cost or expense of the Landlord's architects and engineers in respect of approval of plans, and supervision and/or inspection of such work, will each be payable by the Tenant as Additional Rent upon being invoiced by the Landlord.

(e)   The Landlord and Tenant acknowledge that the provisions of this Section
8.02 are intended to apply during the Term, that is as and from the Commencement Date only, and are not intended to apply to the initial construction of the Leasehold Improvements, which shall be governed by Section 2.03 hereof.

SECTION 8.03 - MAINTENANCE AND REPAIRS BY THE LANDLORD

(a) The Landlord agrees with the Tenant to keep in good and first class condition and repair as a careful and prudent owner would do:

(i) the exterior portions of the Building and other structures from time to time forming part of the Leased Premises and affecting its general appearance including, without limitation, the exterior weather walls and the asphalt parking lot and lighting and landscaped areas of the Leased Premises, including all landscaping, snow plowing, trash removal and general building and grounds maintenance functions; and

(iii) the structural members or elements of the Leased Premises, including its foundations, floor structures, roof and water proof membrane and structural portions of exterior walls, bearing walls, structural columns and beams and base building mechanical, electrical and HVAC components and plumbing systems and drains, gas, electrical and other utility services to the Building located in, on or under the Lands, except for repairs caused by the negligent act or omission of the Tenant or those for whom the Tenant is in law responsible.

(b) Subject to Section 9.01 the Landlord agrees with the Tenant to repair Insured Damage.

(c) The Tenant acknowledges and agrees that the Landlord is not liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of the Tenant or the Tenant's servants, clerks, employees, invitees or other persons by reason of failure of any equipment, facilities or systems servicing the Leased Premises or of reasonable delays in the performance of any repairs, replacements and maintenance for which the Landlord is responsible pursuant to this Lease and no such delay shall entitle the Tenant to any compensation or abatement whatsoever.

           (d)   If the Tenant refuses or neglects to carry out any repairs properly required to be carried out by it under this Lease and to the reasonable satisfaction of the Landlord, the Landlord may, but shall not be obliged to, make such repairs without being liable for any loss or damage that may result to the Tenant's merchandise, fixtures or other property or to the Tenant's business by reason thereof and upon completion thereof, the Tenant shall pay to the Landlord the Additional
                         Service Cost in respect thereof.


SECTION 8.04 - SURRENDER OF THE LEASED PREMISES

           At the expiration of the Term or earlier termination of this Lease, the Tenant shall peaceably surrender and yield up the Leased Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Leased Premises throughout the Term and the Tenant shall surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Rent and shall inform the Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises. Notwithstanding any other provision of this Lease to the contrary, the Tenant shall not be required to remove its Leasehold Improvements at the expiration or earlier termination of the Term. The Tenant may, however, and shall, if requested by the Landlord as provided in
Section 8.08 hereof, remove all of its trade fixtures before surrendering the Leased Premises as aforesaid. The Tenant's obligation under this covenant shall survive the expiration of the Term or earlier termination of this Lease.


SECTION 8.05 - REPAIR WHERE THE TENANT IS AT FAULT

           Save for the limitation of liability contained in Section 7.07(a) but notwithstanding any other provision of this Lease, if the Leased Premises or any part thereof, or any equipment, machinery, facilities or improvements contained therein or made thereto, or the roof or outside walls of the Building or any other structural portions thereof require repair or replacement or become damaged or destroyed by reason of any act, omission to act, neglect or default of the Tenant or those for whom the Tenant is in law responsible or through any of them in any way stopping up or damaging the climate control, heating apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Leased Premises, the cost of the resulting repairs, replacements or alterations shall be an Additional Service Cost to the Tenant.


SECTION 8.06 - TENANT NOT TO OVERLOAD FACILITIES

           The Tenant shall not install any equipment which will alter, exceed or overload the capacity of any utility, electrical or mechanical facilities in the Leased Premises, and the Tenant will not bring into the Leased Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve, such approval not to be unreasonably withheld. The Tenant agrees that if any changes proposed or used by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may, in its sole discretion, if they are available, elect to install them in accordance with plans and specifications to be approved in advance in writing by the Landlord and the reasonable and competitive cost thereof shall be an Additional Service Cost to the Tenant.


SECTION 8.07 - TENANT NOT TO OVERLOAD FLOORS

           The Tenant shall not bring into the Building or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might in the opinion of the Landlord damage the Building or the Leased Premises and shall not at any time overload the floors of the Building.


SECTION 8.08 - REMOVAL AND RESTORATION BY TENANT

           (a)   All Leasehold Improvements shall immediately become the
                         property of the Landlord upon affixation or installation without compensation therefor to the Tenant, but the Landlord is under no obligation to repair, maintain or insure any Leasehold Improvements. Leasehold Improvements and trade fixtures shall not be removed from the Leased Premises either during or at the expiration or earlier termination of the Term except that:

           (i)   the Tenant may during the Term in the usual or normal course of its business and without the prior written consent of the Landlord remove its trade fixtures, provided that such trade fixtures have become excess for the Tenant's purposes or the Tenant is substituting new and similar trade fixtures therefor, and provided that the Tenant is not in default under this Lease;

         (ii)  the Tenant shall, immediately prior to the expiration of the Term and at its own cost, remove all trade fixtures requested by the Landlord to be removed and repair any damage to the Leased Premises caused by their installation and removal, failing which such may be completed by the Landlord as an Additional Service to the Tenant; and

(iii)    the Tenant may, with the prior written consent of the Landlord, but shall not be obligated, to remove at its own cost from the Leased Premises immediately prior to the expiration of the Term, any of the Tenant's Leasehold Improvements and shall repair any damage to the Leased Premises caused by their installation and removal, failing which such repair may be completed by the Landlord as an Additional Service to the Tenant.

         (b) If the Tenant does not remove its trade fixtures requested by the Landlord to be removed at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and, as an Additional Service to the Tenant, may be removed from the Leased Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

         All property of the Tenant remaining on the Leased Premises after the termination of the tenancy shall be deemed to have been abandoned by the Tenant in favour of the Landlord and may be disposed of by the Landlord at its discretion without prejudice to the rights of the Landlord to claim damages from the Tenant for failure to remove the same.


SECTION 8.09 - NOTICE BY THE TENANT

         The Tenant shall when it becomes aware of same notify the Landlord by Notice of any damage to or deficiency or defect in any part of the Leased Premises, any equipment or utility systems or any installations located therein notwithstanding the fact that the Landlord may have no obligations with respect to same.


SECTION 8.10 - TENANT TO DISCHARGE ALL LIENS

         The Tenant shall at all times during the period that the Tenant is engaged in the construction or installation of its improvements or has been given possession of the Leased Premises and throughout the Term promptly pay all its architects, engineers, contractors, materialmen, suppliers and workmen and all charges incurred by or on behalf of the Tenant for any work, materials or services which may be done, supplied or performed at any time in respect of the Leased Premises and the Tenant shall do any and all things necessary so as to ensure that no lien is registered against the Leased Premises or any part thereof or against the Landlord's interest in the Leased Premises in connection with work performed in respect of, or materials supplied to, the Leased Premises at the request of the Tenant (including, without limitation, obtaining a waiver of lien from its contractors and subcontractors) and if any lien is made, filed or registered as a result thereof, the Tenant shall discharge it or cause it to be discharged forthwith at the Tenant's expense.

          If the Tenant fails to discharge or cause any such lien to be discharged as aforesaid within seven (7) days of receipt of notice of same, then in addition to any other right or remedy of the Landlord, the Landlord may but it shall not be obligated to discharge the same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses, including reasonable legal fees (on a solicitor and his client basis) incurred as a result of the registration of any such lien shall be immediately due and payable by the Tenant to the Landlord as Additional Rent on demand.


SECTION 8.11 - SIGNS AND ADVERTISING

         The Tenant shall be permitted, at its sole cost, to install signage on the Building fascia overlooking Matheson Boulevard, and on the Building standard podium sign (which podium sign will be provided by the Landlord at its cost) to be located at the driveway entrance to the Leased Premises. In addition, the Tenant shall be permitted to install signage on the north side of the lands facing Highway 401, provided that such sign exceeds the height of the Building. The Tenant shall throughout the Term be responsible for the cost of repair and replacement of all such signs. The installation, repair and removal of any signs permitted under this Section 8.11 shall be subject to compliance by the Tenant with all Laws and to the Tenant obtaining the approval of the Landlord, acting reasonably, with respect to size, location, design and method of affixation of any such signs. The Tenant acknowledges that any sign affixed to the Building may require structural re-enforcement, and that the costs associated with such re-enforcement shall be paid by the Tenant to the Landlord on demand as Additional Rent. At the expiration of the Term or earlier termination of this Lease, the Tenant shall remove any such sign, picture, advertisement, notice, lettering or decoration from the Leased Premises at the Tenant's expense and shall promptly repair all damage caused by any such installation and removal failing which such may be performed by the Landlord as an Additional Service to the Tenant. The Tenant's obligation to observe and perform this covenant shall survive the expiration of the Term or earlier termination of this Lease.


ARTICLE IX
----------

DAMAGE AND DESTRUCTION
----------------------

SECTION 9.01 - DESTRUCTION OF THE LEASED PREMISES

     (a)  If the Leased Premises are at any time destroyed or damaged
                 (including, without limitation, smoke and water damage) as a result of fire, the elements, accident or other casualty required to be insured against by the Landlord pursuant to
                 Section 7.05 hereof or otherwise insured against by the Landlord, and if as a result of such occurrence:

     (i)  the Leased Premises are rendered untenantable in whole or in part, this Lease shall continue in full force and effect and the Landlord shall, subject to Section 9.01(b) hereof, commence diligently to reconstruct, rebuild or repair the Leased Premises to the extent only of its obligations in respect of the Landlord's Work, as defined in Section 8 of the Agreement to Lease, and if the damage is such that the portion of the Leased Premises rendered untenantable is not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of three (3) days, Rent shall abate proportionately to the portion of the Leased Premises rendered untenantable from and after the date of such damage or destruction until that date which is one hundred and twenty (120) days after the Landlord's repairs have been completed and the Architect has certified the Building, or the damaged portion thereof, to be reasonably capable of use and occupancy by the Tenant for the purposes of its business. The Landlord shall in any event endeavour to replicate the Landlord's Work as at the Commencement Date, but shall not be obligated in the course of such reconstruction, rebuilding or repairs to adhere strictly to the original plans and specifications for the Landlord's Work, and provided that in no event shall the Rentable Area of the Building be less than that existing as at the Commencement Date;

     (ii) the Leased Premises are not rendered untenantable in whole or in part, this Lease shall continue in full force and effect, the Rent and other amounts payable by the Tenant shall not terminate, be reduced or abate and the Landlord shall, subject to Section 9.01(b) hereof, commence diligently to reconstruct, rebuild or repair the Leased Premises to the extent only of its obligations in respect of the Landlord's Work as defined in Section 8 of the Agreement to Lease. The Landlord shall in any event endeavour to replicate the Landlord's Work as at the Commencement Date, but shall not be obligated in the course of such reconstruction, rebuilding or repairs to adhere strictly to the original plans and specifications for the Landlord's Work, and provided that in no event shall the Rentable Area of the Building be less than that existing as at the Commencement Date;

     (b)  Notwithstanding anything contained in Section 9.01(a), if more than fifty percent (50%) of the Rentable Area of the Building is damaged or destroyed by any cause whatsoever and such damage or destruction occurs in the last two (2) years of the Term or any renewal term, then the Tenant, instead of reconstructing, rebuilding or repairing the Leasehold Improvements in accordance with Sections 7.01(e) and 9.01(c), may at its option elect to terminate this Lease by giving to the Landlord Notice of termination within forty-five (45) days after such damage or destruction, and thereupon Rent and other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date of such damage or destruction, and the Tenant shall immediately deliver up vacant possession of the Leased Premises to the Landlord in accordance with the terms of this Lease and in such event all proceeds of insurance receivable by the Tenant in respect of Leasehold Improvements shall be directed or as signed to the Landlord.

         (c) Subject to the provisions of Subsection 9.01(b), upon the Tenant being given Notice by the Landlord that the Landlord's reconstruction, rebuilding or repairs have been substantially completed, the Tenant shall forthwith complete all repairs to the Leased Premises which are the Tenant's responsibility under Section 7.01(e) and all other work required to fully restore the Leased Premises for business in every case at the Tenant's cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation or construction of Leasehold Improvements in the Leased Premises. The Tenant shall diligently complete the Tenant's repairs and if the Leased Premises have been closed for business, commence carrying on business within one hundred and twenty (120) days after notice that the Landlord's reconstructing, rebuilding or repairs have been substantially completed.

         (d) The written opinion or certificate of the Architect as to the date of completion of any Landlord's repairs required to be undertaken under the provisions of this Section 9.01, or as to the portion of the Leased Premises which are untenable, or as to when the Leased Premises or any portion thereof are reasonably capable of use and occupancy by the Tenant following any damage or destruction and repairs, or as to whether fifty percent (50%) or more of the Rentable Area of the Building has been damaged or destroyed, shall be determinative of the issue.


SECTION 9.03 - ABROGATION

         (Intentionally Deleted]

ARTICLE X
---------

TRANSFER AND SALE
-----------------

SECTION 10.01 - ASSIGNING AND SUBLETTING

     The Tenant will not enter into, consent to or permit a Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld, but shall be subject to the Landlord's rights under
Section 10.02. Notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to take into account the following factors in deciding whether to grant or withhold its consent:

     (a) whether any such Transfer is in violation or breach of any covenants or restrictions granted by the Landlord to its Mortgagee;

     (b) whether in the Landlord's opinion the financial background, business history and capability of the proposed transferee is satisfactory; or

     (c) whether the proposed person or entity to whom the Transfer is being made is an existing tenant of the Landlord.

     The consent by the Landlord to any Transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent Transfer, whether by the Tenant or any sublessee of the Tenant. This prohibition against a Transfer is construed so as to include a prohibition against any Transfer by operation of law and no Transfer shall take place or be deemed to have been consented to or approved by reason of a failure by the Landlord to give notice to the Tenant within thirty (30) days as required by Section 10.02.

     Notwithstanding the foregoing, the Landlord hereby acknowledges that the Tenant shall be entitled from time to time throughout the Term, and any renewals thereof without the Landlord's consent, but upon not less than ten (10) days' written Notice to the Landlord, to assign this Lease or to sublease a portion of the Leased Premises to:

               (i) any of the Tenant's parent, subsidiary or affiliated corporations (within the meaning of the Ontario Business Corporations Act as amended or replaced from time to time);

               (ii)  an affiliate or subsidiary of the Tenant's parent; or

               (iii) any corporation in respect of which the Tenant, or a parent of the Tenant holds no less than five percent (5%) of the issued common shares, provided that the aggregate area sublet to all such corporations does not exceed in the aggregate ten thousand (10,000) square feet of Rentable Area and that no such sublease shall be for a term, inclusive of renewals, exceeding three (3) years, and further provided that any disposition by the Tenant or its parent of any of the common shares of any such corporation, or the issuance of any additional shares of such corporation, which would result in the holding of the Tenant or the Tenant's parent being reduced or diluted to less than five percent (5%) of the total issued common shares at any time during which such corporation continues to occupy a portion of the Leased Premises, shall constitute a Transfer to which the provisions of this
                     Article X shall apply.

     In addition to, and notwithstanding the foregoing, the Tenant shall be entitled from time to time throughout the Term, without the Landlord's consent but upon not less than ten (10) days' written Notice to the Landlord, to sublease any portion of the Leased Premises from time to time so long as the aggregate Rentable Area which is the subject to all such subleases (excluding subleases permitted under the preceding paragraph) does not exceed fifteen percent (15%) of the Rentable Area of the Building and provided that the term of any such sublease inclusive of all renewals, shall not exceed four (4) years.

SECTION 10.02 - LANDLORD'S RIGHT TO GIVE OR WITHHOLD CONSENT

     Save as provided for in Section 10.01, above, the Tenant shall not effect a Transfer unless:

     (a) it shall have received or procured a bona fide written offer to effect a Transfer which is not inconsistent with, and the acceptance of which would not breach any provision of this Lease if this
               Section 10.02 is complied with and which the Tenant has accepted subject only to compliance with this Section 10.02, and

     (b) it shall have first requested and obtained the consent in writing of the Landlord thereto.

     Any request for such consent shall be in writing and accompanied by a true copy of such offer, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, reputation, financial standing and business of the proposed person or entity to whom the Transfer is being made. The Landlord shall within thirty (30) days after having received such notice and all such necessary information, notify the Tenant in writing either that it consents or does not consent to the Transfer in accordance with the provisions and qualifications in this Article X.

SECTION 10.03 - CONDITIONS OF TRANSFER

     (a) If there is a permitted Transfer, the Landlord may collect rent from the transferee and apply the amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by the transferee shall be deemed a waiver of the provisions of Article X hereof or the acceptance of the transferee as tenant or a release of the Tenant from the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Where the Landlord's consent to a Transfer is required under Section 10.01, any such consent by the Landlord shall be subject to the Tenant executing and causing any such transferee to promptly execute an agreement directly with the Landlord agreeing to be bound by all of the terms, covenants and conditions contained in this Lease (in respect of the Leased Premises, or such portion thereof as was the subject of the Transfer) as if such transferee had originally executed this Lease as tenant.

     (b) Notwithstanding any such Transfer permitted or consented to by the Landlord, the Tenant and transferee shall be jointly and severally liable for the performance of all of the Tenant's obligations under this Lease in respect of the Leased Premises, or such portion thereof as was the subject of such Transfer, and the Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

     (c) The Tenant agrees that if this Lease is ever disclaimed or terminated in a bankruptcy proceeding relating to a transferee, or if the Landlord terminates this Lease as a result of any act or default of any transferee, the Tenant shall, at the Landlord's option exercised by Notice to the Tenant, enter into a new lease of the Leased Premises on terms identical to this Lease for a term commencing on the date which the Landlord exercises its right to require the Tenant to enter into such new lease and expiring upon the date of expiry of this Lease; in such event, the Tenant will accept the Leased Premises in an "as is" condition.

     (d) There shall be no prohibition on the rent that may be charged by the Tenant to any transferee, but the Tenant agrees that in respect of any Transfer permitted hereunder, any rent or other consideration received by the Tenant which is in excess of the Rent payable by the Tenant hereunder (after deduction of the Tenant's reasonable costs of the Transfer, including, without limitation, direct leasing costs, tenant allowances or free rent, real estate commissions, legal fees and undepreciated capital costs, based upon a ten (10) year amortization period, for original construction costs incurred by the Tenant) shall be shared equally between the Tenant and the Landlord and the Landlord's equal share of such excess shall be payable to the Landlord as Additional Rent on demand.

     (e) Any document or consent evidencing any Transfer permitted by the Landlord or setting out any terms applicable to such Transfer or the rights and obligations of the Tenant or the transferee thereunder, shall be prepared by the Landlord or its solicitors, and all reasonable legal and other costs with respect thereto shall be paid by the Tenant to the Landlord or its solicitors forthwith upon demand as Additional Rent, together with an administrative fee payable to the Landlord in the amount of three hundred dollars ($300).

SECTION 10.04 - NO ADVERTISING OF THE LEASED PREMISES

     The Tenant shall not print, publish, post, display or broadcast any notice or advertisement or otherwise advertise the whole or any part of the Leased Premises for the purpose of any Transfer and it shall not permit any broker or other person to do any of the foregoing, unless the complete text and format of any such notice or advertisement is first approved in writing by the Landlord, which approval shall not be unreasonably withheld. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the Rent of and for the Leased Premises

SECTION 10.05 - ASSIGNMENT BY THE LANDLORD

     The Landlord, at any time and from time to time, may sell, transfer, lease assign or otherwise dispose of the whole or any part of its interest in the Leased Premises, and at any time and from time to time may enter into any Mortgage of the whole or any part of its interest in the Leased Premises. If the party acquiring such interest shall have agreed, so long as it holds such interest, to assume and to perform each of the covenants, obligations and agreements of the Landlord under this Lease in the same manner and to the same extent as if originally named as the Landlord in this Lease, the Landlord shall thereupon be released from all of its covenants and obligations under this Lease.

ARTICLE XI
----------

ACCESS AND ALTERATIONS
----------------------

SECTION 11.01 - RIGHT OF ENTRY

     The Landlord and its agents have the right on prior reasonable Notice to enter the Leased Premises at all times to examine the same and to make such repairs, alterations, changes, checks, adjustments, calibrations, improvements or additions to the Leased Premises or the Building or any part thereof or systems therein. The Tenant shall not obstruct any pipes, conduits, ducts, mechanical shafts or electrical equipment so as to prevent reasonable access thereto.

SECTION 11.02 - RIGHT TO SHOW LEASED PREMISES

     The Landlord and its agents have the right to enter the Leased Premises at all times during business hours and on prior reasonable Notice to show them to prospective purchasers, lessees or Mortgagees and during the nine (9) months prior to the expiration of the Term, or any renewal term, the Landlord may place upon the Leased Premises the usual "For Rent" notices which the Tenant shall permit to remain thereon without molestation or complaint.

SECTION 11.03 - ENTRY NOT FORFEITURE

     No entry into the Leased Premises or anything done therein by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a re-entry or forfeiture, or any actual or constructive eviction. The Tenant shall have no claim for injury, damages or loss suffered as a result of any such entry or thing done by the Landlord. The Rent required to be paid pursuant to this Lease shall not abate or be reduced due to loss or interruption of business of the Tenant or otherwise while any repairs, alterations, changes, adjustments, improvements or additions permitted by this Lease are being made by the Landlord.

SECTION 11.04 - LANDLORD'S COVENANT FOR QUIET ENJOYMENT

     The Landlord hereby agrees to perform or cause to be performed all of the obligations of the Landlord under this Lease, and further agrees that if the Tenant pays the Basic Rent and Additional Rent and continuously performs all its obligations under this Lease, the Tenant shall, subject to the terms and conditions of this Lease, peaceably possess and enjoy the Leased Premises throughout the Term and any renewal thereof without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, through or under the Landlord.

SECTION 11.05 - INSPECTION

     The Landlord and its agents have the right on prior reasonable Notice to the Tenant to enter the Leased Premises at all times to inspect the condition thereof and where an inspection reveals repairs are necessary that are the obligation of the Tenant under this Lease, the Landlord may give the Tenant Notice and thereupon the Tenant will, at the Tenant's sole expense and within twenty
(20) days of the giving of such Notice, complete the necessary repairs and replacements, in a good and workmanlike manner to the satisfaction of the Landlord, acting reasonably. Provided always that if the Tenant shall not within the five (5) days after the giving of such Notice, be proceeding diligently with the execution of the repairs and replacements mentioned in such Notice, it shall be lawful for the Landlord to enter upon the Leased Premises and execute such repairs and replacements and the cost thereof shall immediately be due and be paid by the Tenant to the Landlord as an Additional Service Cost. Notwithstanding what is hereinbefore set out, should such inspection reveal repairs which are the obligation of the Tenant and which in the reasonable exercise of the Landlord's judgment result in an emergency then the Landlord, at its option, shall immediately and without Notice have the right to enter on and into the Leased Premises and the Tenant shall pay the reasonable costs involved immediately upon demand as an Additional Service Cost.

ARTICLE XII
-----------

STATUS STATEMENT, ATTORNMENT AND SUBORDINATION
----------------------------------------------

SECTION 12.01 - STATUS STATEMENT

     Within ten (10) days after request by Notice therefor by the Landlord, the Tenant shall deliver, in a form supplied by the Landlord, a status statement or a certificate to the Landlord, or to the Mortgagee, or to any proposed Mortgagee or purchaser, or as the Landlord may otherwise direct stating (if such is the case):

     (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements);

     (b) the Commencement Date;

     (c) the date to which Basic Rent and Additional Rent have been paid under this Lease;

     (d) whether there is any other existing or alleged default by either party under this Lease with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof; and

     (e) whether there are any defences or counterclaims against enforcement of the obligations to be performed by the Tenant under this Lease.

SECTION 12.02 - SUBORDINATION AND ATTORNMENT

     It is a condition of this Lease and the Tenant's rights granted hereunder that this Lease and all of the rights hereunder are and shall at all times be subject and subordinate to any and all Mortgages from time to time in existence against the Lands. Upon request, the Tenant shall subordinate the Lease and all of its rights hereunder in such form as the Landlord reasonably requires to any and all Mortgages, and to all advances made or hereafter to be made upon the security thereof and, if requested, the Tenant shall attorn to the holder thereof. Any subordination will provide that the rights of the Tenant under this Lease shall not be interfered with so long as the Tenant is not in default hereunder and shall be conditional upon the delivery to the Tenant of the non-disturbance covenant. The form of such subordination shall be as required by the Landlord or any Mortgagee. Notwithstanding the foregoing, the Landlord shall obtain, at no cost to the Tenant, from each Mortgagee affecting the Lands and/or the Expansion Lands from time to time, a covenant of non-disturbance in which the Mortgagee agrees not to disturb the Tenant's possession of the Leased Premises and to be bound by the terms of this Lease, as landlord, in the event that such Mortgagee becomes a mortgagee in possession, exercises its power of sale remedies or forecloses, provided that the Tenant maintains this Lease in good standing.

SECTION 12.03 - ATTORNEY

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                                                                              30

     The Tenant irrevocably constitutes the Landlord, its agent and attorney for the purpose of executing any agreement, certificate, attornment or subordination required by this Lease if the Tenant fails to execute and deliver such documents within ten (10) days after request by the Landlord.

SECTION 12.04 - FINANCIAL INFORMATION

     The Tenant shall, upon request, provide the Landlord with such information as to the Tenant's or any Indemnifier's financial standing and corporate organization as the Landlord or the Mortgagee requires. Failure by the Tenant to comply with the Landlord's request herein shall constitute a default under the terms of this Lease and the Landlord shall be entitled to exercise all of its rights and remedies provided for in this Lease.

SECTION 12.05 - ACKNOWLEDGMENT OF TITLE

     The Tenant acknowledges that its interest under this Lease is subject to:

     (a) such covenants, restrictions, easements, agreements and reservations of record, and any easements, licences, rights-of-way and cost sharing arrangements and agreements respecting the same which are disclosed on the Parcel Register for the Lands or which are hereafter made in connection with the provision of access or services to the Leased Premises and which may affect the Landlord's title;

     (b) all Laws of the City of Mississauga, Province of Ontario and Government of Canada, and of all statutory commissions, boards and bodies having jurisdiction over the Leased Premises;

     (c) the condition of the Landlord's title existing at the date hereof; and

     (d) municipal realty taxes, local improvement rates, duties, assessments, water and sewer rates and other impositions accrued but not yet due.

ARTICLE XIII
------------

DEFAULT
-------

SECTION 13.01- RIGHT TO RE-ENTER

     If and whenever:

     (a) the Tenant fails to pay any Basic Rent or Additional Rent or other sums due hereunder on the day or dates appointed for the payment thereof (providing the Landlord first gives five (5) days' Notice to the Tenant of any such failure); or

     (b) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in subparagraphs (c) to (h), (k) and (1) inclusive, for which no Notice shall be required), provided the Landlord first gives the Tenant ten (10) days' (or such longer period of time as is reasonably required in the circumstances) Notice of any such failure to perform and the Tenant within such period of ten (10) days (or such longer period) fails to cure any such failure to perform, or (where such failure to perform is not curable within such period) fails to commence diligently within such period and to thereafter proceed diligently to cure any such failure; or

     (c) the Tenant or any agent of the Tenant falsifies any report or statement required to be furnished to the Landlord pursuant to this Lease; or

     (d) the Tenant becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or

     (e) a receiver or a receiver and manager is appointed for all or a portion of the property of the Tenant; or

     (f) any steps are taken or any action or proceedings are instituted by the Tenant or by any other party including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding-up or liquidation of the Tenant or its assets; or

         (g)   the Tenant makes a sale in bulk of any of its assets wherever situate (other than a bulk sale made pursuant to a permitted Transfer hereunder and pursuant to the Bulk Sales Act of Ontario); or

         (h)   the Tenant abandons or attempts to abandon the Leased Premises or sells or disposes of a substantial part of the trade fixtures, or goods and chattels of the Tenant or removes them from the Leased Premises except in accordance with this Lease; or

         (i)   the Leased Premises, without prior Notice from the Tenant to the
                    Landlord, become and remain vacant for a period of fifteen
                    (15) consecutive days or are used by any persons other than such as are entitled to use them hereunder; or

         (j)   the Tenant purports to make a Transfer, except in a manner permitted by this Lease; or

         (k)   this Lease or any of the Tenant's assets located at the Leased
                    Premises are taken under any writ of execution; or

         (l)   re-entry is permitted under any other terms of this Lease

then and in every such case, the Landlord, in addition to any other rights or remedies it has pursuant to this Lease or by Laws, has the immediate right of re-entry upon the Leased Premises and it may repossess the Leased Premises and enjoy them as of its former estate and may expel all persons and remove all property from the Leased Premises and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.


SECTION 13.02 - RIGHT TO RE-LET

         If the Landlord elects to re-enter the Leased Premises as herein provided or it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as are necessary to re-let the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rent and upon such other terms, covenants and conditions as the Landlord in its sole discretion, acting reasonably, considers advisable. Upon each such reletting, all rent received by the Landlord from such re-letting shall be applied, first, to the payment of any indebtedness other than Basic Rent or Additional Rent due hereunder from the Tenant to the Landlord; second, to the payment of any brokerage fees and legal fees and of costs of such alterations, repairs and re-letting (including tenant inducements); third, to the payment of Basic Rent and Additional Rent due and unpaid hereunder; and the residue, if any, to the extent applicable to any period of time within the Term, shall be held by the Landlord and applied in payment of future rent as the same becomes due and payable hereunder. If such rent to be received from such re-letting during any month is less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency which shall be calculated and paid monthly in advance on or before the first day of each and every month. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a Notice of such intention is given to the Tenant. Notwithstanding any such re-letting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach.


SECTION 13.03 - TERMINATION

         If the Landlord at any time terminates this Lease for any breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it incurs by reason of such breach, including the cost of recovering the Leased Premises, legal fees (on a solicitor and his client basis) and including the worth at the time of such termination of the excess, if any, of the amount of Basic Rent, Additional Rent and charges equivalent to the Basic Rent, Additional Rent and other charges required to be paid pursuant to this Lease for the remainder of the stated Term over the then reasonable rental value of the Leased Premises for the remainder of the stated Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

SECTION 13.04 - ACCELERATED RENT

          In any of the events referred to in Section 13.01, in addition to any and all other rights available to the Landlord, the full amount of the current month's installment of Basic Rent and of all Additional Rent for the current month, together with the next three (3) months' installments of Basic Rent and of all Additional Rent for the next three (3) months, all of which shall be deemed to be accruing due on a day-to-day basis, shall immediately become due and payable as accelerated rent, and the Landlord may immediately distrain for the same, together with any arrears then unpaid.


SECTION 13.05 - EXPENSES

          If legal action is brought for recovery of possession of the Leased Premises, for the recovery of Basic Rent or Additional Rent or any other amount due under this Lease, or because of the breach of any other terms, covenants or conditions herein contained on the part of the Tenant to be kept or performed, and such breach is established, the Tenant shall pay to the Landlord all expenses incurred therefor, including legal fees (on a solicitor and client basis).


SECTION 13.06 - WAIVER OF EXEMPTION FROM DISTRESS

          The Tenant hereby agrees with the Landlord that notwithstanding anything contained in Section 30 of R.S.O. 1990, c.L.7 or any Statute subsequently passed to take the place of or amend the said Act, none of the goods and chattels of the Tenant at any time during the continuance of the Term on the Leased Premises shall be exempt from levy by distress for Basic Rent or Additional Rent in arrears and the Tenant waives any such exemption. If any claim is made for such exemption by the Tenant or if a distress is made by the Landlord, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress.


SECTION 13.07 - LANDLORD MAY CURE TENANT'S DEFAULT OR
                PERFORM TENANTS COVENANTS

          If the Tenant fails to pay when due any amounts or charges required to be paid pursuant to this Lease (other than the late payment of Basic Rent which shall be governed by Section 2.07 hereof), the Landlord after giving five (5) days' Notice to the Tenant may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder (other than the payment of Basic Rent, Additional Rent or other sums required to be paid pursuant to this Lease), the Landlord may, after giving ten (10) days' Notice to the Tenant, but shall not be obligated to, from time to time (or without notice in the case of an emergency), perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things as may be required, including, without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord reasonably considers requisite or necessary. All expenses incurred and expenditures made pursuant to this Section 13.07 including the Landlord's overhead in connection therewith plus a sum equal to twenty-five per cent (25%) thereof shall be paid by the Tenant as Additional Rent forthwith upon demand.


SECTION 13.08 - ADDITIONAL RENT

          If the Tenant is in default in the payment of any amounts or charges required to be paid pursuant to this Lease, they shall, if not paid when due, be collectible as Additional Rent forthwith on demand, but nothing herein contained is deemed to suspend or delay the payment of any amount of money at the time it becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord sees fit. All such monies payable to the Landlord hereunder shall bear interest at a rate per annum which is five (5) percentage points in excess of the Bank Rate calculated on a daily basis from the time such sums become due until paid by the Tenant.


SECTION 13.09 - REMEDIES GENERALLY

          Mention in this Lease of any particular remedy of the Landlord in respect of the default by the Tenant does not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or by statute or expressly provided in this Lease. No remedy shall be exclusive or dependant upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies generally or in combination, such remedies being cumulative and not alternative. In the event of a breach or threatened breach by the Tenant of any of the covenants, provisions or terms hereof, the Landlord shall have the right to invoke any remedy allowed at law or in equity (including injunction) as if re-entry and other remedies were not provided for herein.


SECTION 13.10 - HOLDING OVER

         If the Tenant shall hold over after the original Term or any extended term hereof with the consent of the Landlord, such holding over shall be construed to be a tenancy from month to month only and shall have no greater effect, any custom, statute, law or ordinance to the contrary notwithstanding. Such month-to-month tenancy shall be governed by the terms and conditions hereof, notwithstanding any statutory provision or rule of law to the contrary. During any such period of holding over, whether with the consent of the Landlord or not, the Tenant shall be required to pay the monthly Basic Rent payable during the month immediately preceding the expiration or termination of this Lease times two (2), plus all Additional Rent payable hereunder. The rights of the Landlord under this section shall be in addition to all other remedies available to the Landlord under this Lease or otherwise at law or in equity arising as a result of such holding over.


SECTION 13.11- NO WAIVER

         The failure of the Landlord or the Tenant to insist upon a strict performance of any of the covenants and provisions herein contained on the part of the other party shall not be deemed a waiver of any rights or remedies that the Landlord (or the Tenant, as the case may be) may have and shall not be deemed a waiver of any subsequent breach or default in the covenants and provisos herein contained.


ARTICLE XIV
-----------

MISCELLANEOUS
-------------


SECTION 14.01- RULES AND REGULATIONS

         The Landlord shall have the right at its discretion to make reasonable rules and regulations (the "Rules and Regulations"), including without limitation, those set out in Schedule "F" attached not contrary to the spirit and intent of this Least which may from time to time be needful for the safety, care, cleanliness and proper administration of the Leased Premises, and for the preservation of good order therein. The Rules and Regulations are hereby made a part of this Lease as if they were embodied herein, and the Tenant, its agents, invitees, servant, employees and licensees shall comply with and observe the same. Failure by the Tenant to keep and observe any of the Rules and Regulations now or from time to time in force constitutes a default under this Lease in such manner as if the same were contained herein as covenants. The Landlord reserves the right, from time to time to amend or supplement the Rules and Regulations and Notice of the Rules and Regulations and amendments and supplements, if any, shall he given to the Tenant and the Tenant shall thereupon comply with and observe all such Rules and Regulations, provided that no Rule or Regulation shall contradict any terms, covenants and conditions of this Lease.


SECTION 14.02 - SECURITY DEPOSIT

         The Landlord acknowledges receipt from the Tenant of the Security Deposit which shall be applied by the Landlord, in part, to the first month's Basic Rent due hereunder in respect of Phase 1 of the Building, as defined in
Section 2.05 hereof, and the balance of which shall be held by the Landlord for the performance of the Tenant's obligations under this Lease. If at any time during the Term, the Basic Rent or Additional Rent or any other sums payable by the Tenant to the Landlord under this Lease are overdue and unpaid beyond any notice period provided for herein, or if the Tenant fails to keep and perform any of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant and does not remedy such failure within any notice period as is provided for herein, then the Landlord at its option may, in addition to any and all other rights and remedies provided for in this Lease or by law, appropriate and apply the Security Deposit, or so much thereof as is necessary to reimburse and make good the actual damage of the Landlord. If the Security Deposit, or any portion thereof is appropriated and applied by the Landlord for the payment of overdue Basic Rent, Additional Rent or other sums due and payable to the Landlord by the Tenant hereunder, then the Tenant shall upon Notice from the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore the Security Deposit to the amount held by the Landlord immediately prior to such appropriation and the Tenant's

33
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                                                                              34

failure to do so within ten (10) business days after receipt of such demand constitutes a breach of this Lease. If the Tenant complies with all of the terms, covenants and conditions and promptly pays all the Basic Rent, Additional Rent and other sums herein provided and payable by the Tenant to the Landlord, the Security Deposit shall be returned in full (and with interest as provided for herein) to the Tenant following a favourable move-out inspection by the Landlord and the Tenant (less any costs for repair of damage) and within ninety
(90) days after the end of the Term. Without limiting the generality of the foregoing, the Landlord and Tenant agree that the Security Deposit shall earn interest from and after the Commencement Date at the rate established by the Royal Bank of Canada for thirty day certificates of deposit (or such other rate for longer term deposits as is requested by the Tenant, so long as the funds can be obtained by the Landlord on demand) from time to time, which interest shall be paid to the Tenant annually upon delivery by the Landlord of the annual statement reconciling Additional Rent as provided for in Subsection 3.07(b) hereof. At any time throughout the Term or any renewal, the Tenant shall be permitted to replace the Security Deposit with an irrevocable, stand-by letter of credit from a chartered Canadian bank and in a form acceptable to the Landlord, acting reasonably.


SECTION 14.03 - PEST CONTROL

          In accordance with Section 5.03, the Tenant shall enter into a service contract for the control and extermination of pests and vermin providing for regular inspections and spraying of the Leased Premises in order to control pests and vermin in accordance with all applicable laws, by-laws, ordinances and regulations of any governmental or other authority having jurisdiction. All amounts incurred under such service contract shall be for the Tenant's some cost.


SECTION 14.04 - OBLIGATIONS AS COVENANTS

          Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.


SECTION 14.05 - AMENDMENTS AND SUPPLEMENTARY LEASE PROVISIONS

          This Lease shall not be modified or amended except by an instrument in writing of equal formality herewith and signed by the parties hereto or by their permitted successors or assigns. Each of the Landlord and Tenant agrees that, if a Schedule "F" and/or a Schedule "G" is annexed to this Lease, the terms and provisions thereof shall be binding upon the parties hereto as part of the Lease.


SECTION 14.06 - CERTIFICATES

          The following certificates shall be conclusive and binding upon the parties to this Lease in respect of any question of fact or opinion in dispute with respect to the matters stipulated:


          (a) a certificate procured by the Landlord from an architect, professional engineer, quantity surveyor or other qualified individual but who may not be an employee of the Landlord as to the Rentable Area of the Building, any question of fact concerning the completion of any construction or other work either by the Landlord or the Tenant, the extent to which the completion of any such work has been delayed by Unavoidable Delay, the time necessary to complete repairs, the allocation of insurance proceeds, the allocation of Taxes to the Leased Premises, the aggregate of the cost of the Building and the costs of additional improvements of a capital nature, the cause of any destruction or damage, the extent to which the Building is incapable of being used for its intended purposes by reason of any destruction or damage; and

          (b) a certificate procured by the Landlord from a licensed public accountant, who may be the Landlord's auditor but who may not be an employee of the Landlord as to any question of fact or opinion concerning the computation of Taxes and Operating Costs and the proper amount of any payment to the Landlord or the Tenant under this Lease, provided that certificate shall not be deemed to restrict the Tenant or the Tenant's auditor from challenging any error or miscalculation in any statement delivered by the Landlord pursuant to Section 3.07 hereof or in any related expense or other records reviewed by the Tenant.

          Any certificate procured by the Landlord shall be prepared using generally accepted practices and procedures appropriate to such certificate.

SECTION 14.07 - TIME

         Time shall in all respects be of the essence of this Lease.


SECTION 14.08 - SUCCESSORS AND ASSIGNS

         This Lease and everything contained shall extend to and bind and enure to the benefit of the Landlord and its successors and assigns and the Tenant and the Indemnifier, if any, and their respective heirs, executors, administrators and permitted successors and assigns. No rights shall enure to the benefit of any transferee unless the provisions of Article X hereof are complied with.


SECTION 14.09 - GOVERNING LAW

         This Lease shall be construed and governed by the laws of the Province of Ontario.


SECTION 14.10 - HEADINGS

         The Section numbers, article numbers, headings and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraphs or articles of this Lease nor in any way affect this Lease.


SECTION 14.11- ENTIRE AGREEMENT

         This Lease and the schedules attached hereto and forming a part hereof, the Agreement to Lease together with a letter dated October 13, 2000, from Mr.
J. Marotta of the Landlord to the Tenant confirming certain construction details (the "Confirmation Letter") set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them, other than as are herein and therein set forth; for greater certainty, the Tenant acknowledges that it has not entered into the Agreement to Lease or this Lease on the basis of any information contained in the promotional material published by the Landlord. In the event of a conflict between the provisions of this Lease and the provisions of the Agreement to Lease, the provisions of this Lease shall prevail (save in respect of any matters touched upon by those provisions of the Agreement to Lease expressly incorporated into this Lease by reference in Section 2.03 hereof, and as set out in Schedule "G" hereto, in which case the provisions of the Agreement to Lease shall prevail to the extent of such conflict, and save in respect of any matters touched upon in the Confirmation Letter in which case the provisions of the Construction Letter shall prevail over those of both the Lease and the Agreement to Lease to the extent of any conflict).


          SECTION 14.12 - SEVERABILITY

                   If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.


          SECTION 14.13 - NO OPTION

                   The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

          SECTION 14.14 - OCCUPANCY PERMIT

                   Provided further that notwithstanding the Possession Date or the Commencement Date of the Lease as hereinbefore set out, the Tenant shall not be permitted to enter into possession of the Leased Premises until the Tenant has obtained, at its sole expense, any required occupancy permit from the proper governmental authority. The Landlord in its sole discretion may waive this provision, provided further the Tenant agrees to use its best efforts to obtain same prior to occupancy.

          SECTION 14.15 - PLACE FOR PAYMENTS

                  All payments required to be made by the Tenant herein shall be made to the Landlord at the Landlord's Address or to such agent or agents of the Landlord or at such other place as the Landlord shall hereafter from time to time direct by Notice.

          SECTION 14.16 - EXTENDED MEANINGS

                  The words "hereof", "herein", "hereunder" and similar expressions used in any section or subsection of this Lease relate to the whole of this Lease and not to that section or subsection only, unless otherwise expressly provided. The use of the neuter singular pronoun to refer to the Landlord or the Tenant is deemed a proper reference, even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

          SECTION 14.17 - NO PARTNERSHIP OR AGENCY

                  The Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business or otherwise or a joint venture or a member of a joint enterprise with the Tenant, nor is the relationship of principal and agent created.

          SECTION 14.18 - UNAVOIDABLE DELAY

                  Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of Section 2.03 hereof, if either party hereto is bona fide delayed, or hindered in or prevented from the performance of, any term, covenant or act required hereunder by reason of Unavoidable Delay, then performance of such term, covenant or act is excused for the period of the delay and the party so delayed, hindered or prevented shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Basic Rent, Additional Rent or any other payments required by this Lease.

          SECTION 14.19 - CONSENTS AND APPROVALS

                  Except as may be expressly set out to the contrary in this Lease, wherever any provision of this Lease provides for any consent, approval, permission or other decision of the Landlord or of the Tenant, or their respective architects, engineers, auditors or similar agents, such provision shall be deemed to provide that such consent, approval, permission or other decision shall not be unreasonably withheld or unduly delayed.

          SECTION 14.20 - REGISTRATION

          (a)   The Tenant hereby covenants and agrees that neither the
                     Tenant nor anyone on the Tenant's behalf or claiming under the Tenant shall register this Lease or any assignment or sublease of this Lease or any document evidencing any interest of the Tenant in the Lease or the Leased Premises. If the covenant contained in this Section 14.19(a) is breached, this Lease and the Term shall, at the option of the Landlord upon ten (10) days' Notice to the Tenant, forthwith become forfeited and terminated and the Landlord may thereupon re-enter and repossess the Leased Premises if the Tenant fails to remove or release any such prohibited registration. The Tenant acknowledges that any breach of such covenant may occasion substantial costs to the Landlord. The Tenant shall indemnify the Landlord and save it harmless from and against any loss, claim, action, damages, liability and expenses arising in connection with any breach by the Tenant of such covenant.

          (b)   Notwithstanding Section 14.19(a), if either party intends to register a document for the purpose only of giving notice of this Lease or of any permitted Transfer, then upon request of such party the Landlord shall cause to be executed a short form of this Lease ("Short Form"), and the Tenant shall join therein, solely for the purpose of supporting an application for registration of notice of this Lease or of any permitted Transfers. The form of the Short Form and of the application to register notice of this Lease or of any permitted Transfer shall:

          (i)   be prepared by the Landlord or its solicitors at the Tenant's expense; and

          (ii)  only describe the registered owner of the Lands, the Tenant, the
                              Leased Premises, the Commencement Date and the expiration of the Term.

          (c)   The Short Form shall contain a provision whereby the Tenant constitutes and appoints the Landlord or its nominee as the agent and attorney of the Tenant for the purpose of executing any documents in writing required from the Tenant to give effect to the provisions of Section 12.01 of the Lease, including the right to make application at any time and from time to time to register postponements of this Lease or the Short Form in favour of any Mortgage pursuant to Section 12.02. All costs, expenses and taxes necessary to register or file the application to register notice of this Lease or of any permitted Transfer shall be the sole responsibility of the Tenant, and the Tenant will complete any necessary affidavits required for registration purposes, including affidavits necessary to register the power of attorney from time to time as may be required to give effect to this Section

          (d)   Notwithstanding that the Short Form may be executed and
                     delivered after the execution and delivery of this Lease, none of the terms of this Lease shall be considered to have been superseded thereby or no longer in effect, but rather this Lease shall continue in full force and effect and continue to enure to the benefit of and be binding upon the parties to this Lease. To the extent that the terms of the Short Form are inconsistent with the terms of this Lease, the terms of this Lease shall govern

SECTION 14.21 - JOINT AND SEVERAL LIABILITY

          The liability to pay Rent and perform all other obligations under this Lease of each individual, corporation, group, partnership or business association signing this Lease or otherwise agreeing to be bound by the terms hereof and of each partner or member of any such group, partnership or business association, the partners or members of which are by law subject to personal liability, shall be deemed to be joint and several (including, in any event, any person who ceases to be a partner or member or any person who becomes a partner or member, in each case following the execution of this Lease).

SECTION 14.22 - NAME OF BUILDING

          The Landlord may designate, change, alter or remove the name of the Building or of any development of which the Leased Premises from a part at any time without requiring the Tenant's consent thereto or incurring any liability to the Tenant thereby.

          Any trade name or mark adopted by the Landlord for the Building or any such development shall be used by the Tenant only in association with its business conducted in or from the Leased Premises and subject to such limitations, regulations and restrictions as the Landlord may from time to time impose on its use. The Tenant will not acquire any rights to or interest in any such trade name or mark and shall cease all use thereof upon ceasing to be a permitted occupant of the Leased Premises.

SECTION 14.23 - CHANGES IN THE LEASED PREMISES

          [Intentionally Deleted]


SECTION 14.24 - COMPLIANCE WITH THE PLANNING ACT

          It is an expressed condition of this Lease and the Landlord and the Tenant so agree and declare that the provisions of Section 50(3), R.S.O. 1990, c.P.13 and amendments thereto, be complied with if applicable in law. Until any necessary consent to the Lease is obtained, the term of this Lease and the Tenant's rights and entitlement granted by this Lease are deemed to extend for a period not exceeding twenty-one (21) years less one (1) day. The Tenant shall apply diligently to prosecute such application for such consent forthwith upon the execution of the Lease by both the Landlord and the Tenant and the Tenant shall be responsible for all costs, expenses, taxes and levies imposed, charged or levied as a result of such application and in order to obtain such consent. The Tenant shall keep the Landlord informed, from time to time, of its progress in obtaining such consent and the Landlord shall co-operate with the Tenant in regard to such application. Notwithstanding the foregoing provisions of this
Section 14.23, the Landlord reserves the right at any time, to apply for such consent in lieu of the Tenant (on behalf and at the expense of the Tenant) and the Tenant's application is hereby expressly made subject to any application which the Landlord intends to make.

ARTICLE XV
----------

INDEMNITY AGREEMENT
-------------------

SECTION 15.01 - INDEMNITY

          [Intentionally Deleted]

SECTION 15.02 - FURTHER ASSURANCES

          [Intentionally Deleted]


         IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the day of October, 2000.

 LANDLORD:                           PAULS PROPERTIES CORPORATION

                                     _________________________c/s
                                     Name:
                                     Authorized signatory

                                     ____________________________
                                     Name:
                                     Authorized signatory
                                     I/We have authority to bind the corporation


TENANT:                              CERTICOM CORP.

                                     /s/ Robert Williams
                                     -------------------------c/s
                                     Name: ROBERT WILLIAMS
                                     Authorized signatory

                                     ____________________________
                                     Name:
                                     Authorized signatory
                                     I/We have authority to bind the corporation

                                 SCHEDULE "A"

                       PROPOSED NEW MULTITENANT FACILITY
                                      FOR
                             THE PAULS CORPORATION
                             MISSISSAUGA, ONTARIO


                                  [AREA PLAN]

                [BUILDING ELEVATION WITH SECOND STOREY GLAZING]

                                SCHEDULE "B 1"

                         (Legal description of Lands)

That portion of Parts 3,4,7,15,16 and 17 of Registered Plan 43R-23593 as outlined approximately in red on Schedule "B3". Part of Lot 2 concession 4 east of Hurontario Street, City of Mississauga.


(Explanation: Being approximately 7.3 acres comprising 1980 Matheson Blvd. East, Mississauga and approximately 5.3 acres comprised of approximately 2-3 acres of woodlot and a land parcel of approximately 2-3 acres which is zoned M2 on the northeast corner of Matheson Blvd. East and Creekbank Road. The entire parcel being 1980 Matheson, the woodlot and the corner lot are all registered as one site at this time.)

                                 SCHEDULE "B 2"

                     (Legal description of Expansion Land)


That portion of Parts 3,4,7,15,16 and 17 of Registered Plan 43R-23593 as outlined approximately in yellow on Schedule "B3" . Part of Lot 2 concession 4 east of Hurontario Street, City of Mississauga.

(Explanation: Being approximately 7.3 acres comprising 1980 Matheson Blvd. East, Mississauga and approximately 5.3 acres comprised of approximately 2-3 acres of woodlot and a land parcel of approximately 2-3 acres which is zoned M2 on the northeast corner of Matheson Blvd. East and Creekbank Road. The entire parcel being 1980 Matheson, the woodlot and the corner lot are all registered as one site at this time.)

                                 SCHEDULE "B3"

                            [GRAPHIC APPEARS HERE]

                                 SCHEDULE "C"

                            [GRAPHIC APPEARS HERE]

                                 SCHEDULE "D"

                     ACKNOWLEDGEMENT OF COMMENCEMENT DATE
                     ------------------------------------

TO:               PAULS PROPERTIES CORPORATION
                          (the "Landlord")




                  The undersigned Tenant under a certain lease between the undersigned and the Landlord dated XX, 2000 (the "Lease"), hereby acknowledges and certifies to you that:


 1.      The Commencement Date of the Lease was the XX day of XX, 2000.

 2. We have accepted possession of the Leased Premises pursuant to the terms of the Lease and are now in possession thereof.

 3. The Leased Premises have been erected and delivered in accordance with the terms of the Lease.

 4. The Leased Premises have been fixtured and our normal business operations are being conducted therein.

 5. There has been no violation of any of the terms of the Lease, there is no set-off of Rent or any other payment under the Lease, and none of the Rent reserved under the Lease has been prepaid.

 6. There is no violation of any of the terms of the Lease either on the part of the Landlord or the Tenant.

 7. The Lease is now in full force and effect in accordance with the terms, and there are no oral or written modifications, violations or alterations thereof.

 8.      We have no knowledge of any assignment of the Lease.


         DATED at XXXX this XX day of XX, 2000.


                                                     TENANT


 ____________________________________
 Authorized signatory
 c/s


 ____________________________________
 Authorized signatory

                                 SCHEDULE "E"

RULES AND REGULATIONS
---------------------

1. The sidewalks, driveways, parking areas, entry passages, fire escapes and stairways, if any, shall not be obstructed by any of the tenants, or used by them for any purpose other than ingress and egress to and from their respective premises. The Tenant shall not place or allow to be placed in the Leased Premises any waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or untidy.

2. The water closets or other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants or employees the same is caused. The Tenant shall not let the water run unless it is in actual use, nor shall they deface any part of the Leased Premises.

3. The Tenant shall do or permit anything to be done in their respective premises or bring or keep anything therein which will in any way increase the risk of fire or obstruct or interfere with the rights of other tenants or violate or act at variance with the laws relating to fires or with the regulations of any fire department or any board of health.

4. The Tenant, its clerks or servants shall not interfere with other tenants or those having business with them.

5. Nothing shall be thrown by the Tenant, its clerks or servants out of the windows or doors.

6. No birds or animals shall be kept in or about the Leased Premises nor shall the Tenant operate or permit to be operated any musical or sound producing instrument or device inside or outside their respective premises which may be heard outside their premises, or which may be deemed to be a nuisance to other tenants of the Leased Premises.

7. No one shall use the Building or any part thereof for sleeping apartments or residential purposes or for the storage of personal effects or articles other than those required for business purposes,

8. The Tenant must observe strict care not to allow its windows or doors to remain open so as to admit rain or snow or so as to interfere with the heating of the Building. Any injury or damage caused to the Building or its appointments, furnishings, heating and other appliances or to any other tenant by reason of windows or doors being left open so as to admit rain or snow or by interference with or neglect of the heating appliances or by reason of the Tenant or other person or servant subject to it shall be made good by the Tenant.

9. It shall be the duty of the Tenant to assist and co-operate with the Landlord in preventing injury to the Leased Premises.

10. No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises. Nothing shall be placed on the outside of window sills or projections.

11. No bicycles or other vehicles shall be brought within the Building except in the parking garage, if any.

12. The parking of cars, shall be subject to the reasonable regulations of the Landlord, but no fee may be charged therefor.

13. The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Building except with the prior written consent of the Landlord as it may direct.

14. The Tenant agrees to surrender to the Landlord on the termination of the Lease all keys to the said Building.

15. If the Tenant desires telegraph or telephone, it shall be the Tenant's responsibility to call Bell or other private signal connectors and the Landlord reserves the right to direct the electricians or other workmen as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires shall take place. No other wires of any kind shall be introduced without the written consent of the Landlord.

16. Nothing shall be placed on the outside of windows or projections of the Leased Premises. No air-conditioning equipment shall be placed at the windows of the Leased Premises without the prior written consent of the Landlord.

17. All glass, locks and trimmings in or upon the doors or windows of the Leased Premises shall be kept whole and whenever any part thereof shall become broken, the same shall be immediately replaced or repaired under the direction and to the satisfaction of the Landlord, and such replacements and repairs shall be paid for by the Tenant.

18. No heavy equipment of any kind shall be moved within the Building without skids being placed under the same, and without the consent of the Landlord in writing.

19. Any person entering upon the roof of the Building does so at his own risk.

20. The Tenant shall not be permitted to do cooking or to operate cooking apparatus except in a portion of the Building leased or designed for that purpose.

21. The Tenant shall leave the Leased Premises in a condition suitable for the performance by the Landlord or its janitorial services, if any.

22. The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises, and for the preservation of good order therein and the same shall be kept and observed by the Tenant, its clerks and servants.

                                 SCHEDULE "F"


SUPPLEMENTARY LEASE PROVISIONS
------------------------------

         With reference to the Lease dated October 12th, 2000, made between PAULS PROPERTIES CORPORATION, as Landlord, and CERTICOM CORP., as Tenant, in respect of the Leased Premises known municipally as 1980 Matheson Boulevard East, Mississauga, the following supplementary provisions shall, for all intents and purposes, form part of the Lease.

         1.      PARKING

         The Landlord agrees that the Tenant will have exclusive access to and use of all available parking on the Lands. The Landlord covenants and agrees that based upon the configuration for the parking lot component of the Leased Premises as shown on Schedule "A" to the Lease, the Tenant shall have the use of approximately four hundred and thirteen (413) unreserved parking spaces.

         In addition, the Tenant shall be entitled, strictly subject to the provisions of Section 8.02 of this Lease, and to the provisions of Schedule "F" of the Agreement to Lease, to construct upon the Lands and thereafter maintain, repair and replace at its sole expense, a parking garage.


         2.       OPTION TO RENEW

         Provided that the Tenant is Certicom Corp. or a permitted assignee hereunder and is not in material default under the Lease, the Tenant shall be entitled to two (2) options to extend the Term of this Lease in respect of the whole of the Leased Premises, on an "as is" basis, each such option being for an additional or extended term of five (5) years commencing on the first day following the expiration of the Term, or the expiration of the first renewal term, as the case may be. The Tenant's option in each case shall be deemed to have been exercised automatically unless the Tenant has provided the Landlord with Notice no later than nine (9) months prior to the expiry of the Term or the first renewal term, as the case may be, to the effect that the Tenant elects not to extend the Term hereof. Each extension of the Term shall be on the same terms and conditions as herein contained, including any personal rights, save that:

          (a) there shall be no further options to extend the Term beyond the second renewal term;

          (b) there shall be no Landlord's Work and no Tenant's Work, as defined in Section 8.1 of the Agreement to Lease;

          (c)      there shall be no "phases" for purposes of Rent commencement;

          (d) there shall be no Allowance as provided for in Section 8.4 of the Agreement to Lease;

          (e)      there shall be no Tenant's conditions;

          (f) there shall be no purchase option in respect of the Expansion Lands as contemplated in Section 21 of the Agreement to Lease;

          (g) the Basic Rent for each of the first renewal term and the second renewal term, shall be agreed upon by the Landlord and the Tenant prior to the expiration of the Term, or the first renewal term, as the case may be, and it shall be equal to the then current Fair Market Minimum Rent as at the commencement of such renewal term. For the purposes of this paragraph the phrase "Fair Market Minium Rent" means the net rental rate payable for comparable space, for a comparable term, in comparable office buildings in the Airport Corporate Centre area, without allowance for any value of Leasehold Improvements or leasehold allowances. The "Airport Corporate Centre" shall be defined as the area bounded on the north by Highway 401, on the south by Eglinton Avenue, on the east by Renforth Avenue and on the west by Creekbank Road. Failing agreement on the Fair Market Minium Rent in respect of the first renewal term or the second renewal term, prior to the expiration of the prior term, the Fair Market Minimum Rent shall be determined by arbitration pursuant to the provisions of the Arbitration Act, 1991 (Ontario). Without limiting the foregoing the annual Fair Market Minimum Rent payable in respect of the first year of any renewal term shall in no event be less than the Basic Rent payable under the Lease in respect of the immediately preceding year of the Term or of the first renewal term, as the case may be.

          3.       RIGHT OF FIRST OFFER TO LEASE EXPANSION SPACE

          Provided that the Tenant is Certicom Corp. or a permitted assignee hereunder and is not in material default under the Lease, then if the Landlord intends to offer for lease space in a building which the Landlord has constructed, is constructing or plans to construct on the Expansion Land (the "Expansion Space"), the Tenant shall have a one-time right of first offer (the "Right of First Offer") to lease all or a portion of the Expansion Space for a term of ten (10) years or such shorter term as agreed by the Landlord and Tenant. The Landlord shall notify the Tenant in writing of the Expansion Space and the terms and conditions upon which the Landlord is prepared to lease such Expansion Space to the Tenant (the
"Expansion Notice"). The Tenant shall have fifteen (15) business days from receipt of the Expansion Notice to provide an offer to the Landlord for all or a portion of the Expansion Space and the Tenant and the Landlord shall negotiate in good faith the terms and conditions of the Tenant's offer for a period of ten
(10) business days. It is agreed and understood that if the Tenant chooses to lease a portion of the Expansion Space, the unleased portion must be of a size and in a location that is leaseable to a third party, in the Landlord's reasonable opinion. In the event the Tenant and Landlord agree on the terms and conditions for the leasing of the Expansion Space, such terms and conditions shall be incorporated into a separate lease on the Landlord's standard form incorporating such revisions as may be reasonably requested by the Tenant or its solicitors and such lease, shall be executed by the Tenant and the Landlord.

          In the event that the Tenant and the Landlord fail to agree on the terms and conditions for the leasing of the Expansion Space or the Tenant fails to or chooses not to exercise its Right of First Offer, the Tenant's Right of First Offer shall be null and void and the Landlord shall be free to lease the Expansion Space to other tenants with no further obligation to the Tenant.

          It is agreed and understood that the lease for the Expansion Space shall be on the same terms and conditions as the Lease for the Leased Premises save and except the Basic Rent for the Expansion Space shall be Fair Market Minimum Rent, as defined in paragraph 2 above; the scope of the Landlord's Work will be redefined for a typical base building package offer to any third party; there shall be no further rights of first refusal, no phasing of occupancy, no allowance, no right of first offer to purchase, no Tenant's conditions and no concept of Expansion Land; parking provided will be redefined in accordance with the City of Mississauga by-laws and regulations in effect at that time; and Landlord's covenants, representations and warranties will be redefined to be typical for any third party tenant.


          4.      FIRST RIGHT OF OFFER TO LEASED PREMISES

          Provided that the Tenant is Certicom Corp. or a permitted assignee hereunder and is not in material default under the Lease, the Tenant shall have a one time right of first offer to purchase the Leased Premises on the following terms and conditions. Within fifteen (15) business days of the Landlord determining to sell the Leased Premises, the Landlord shall by Notice to the Tenant (the "Landlord Notice") indicate such intention and set out the proposed business terms upon which the Landlord is prepared to sell the Leased Premises. The Tenant shall have fifteen (15) business days to submit to the Landlord an offer to purchase the Leased Premises upon such proposed business terms, or upon such other terms as the Tenant deems advisable and the Tenant and the Landlord shall negotiate in good faith the terms and conditions for the purchase of the Leased Premises. If the Landlord and Tenant fail to agree on the terms and conditions for such purchase within ten (10) business days of delivery of the Tenant's offer to the Landlord, then the Tenant's first right to purchase the Leased Premises shall be deemed to have been waived and the Landlord shall be free to sell the Lease Premises to a third party on such terms and conditions as may be acceptable to the Landlord. Without limiting the generality of the foregoing, the Tenant acknowledges that the provisions of this paragraph shall not apply to the sale by the Landlord of less than an undivided fifty percent (50%) interest in the Leased Premises. For the purposes of this paragraph 4, the term "business day", shall mean Monday to Friday, excluding statutory holidays.

                                 SCHEDULE "G"


INCORPORATED EXCERPTS FROM AGREEMENT TO LEASE
---------------------------------------------

With reference to the Lease dated October 12, 2000, made between PAULS PROPERTIES CORPORATION, as Landlord, and CERT COM CORP., as Tenant, in respect of the Leased Premises known municipally as 1980 Matheson Boulevard East, Mississauga, and with respect to the AGREEMENT TO LEASE between the same parties dated the 6/th/ day of October, 2000, and referred to in the Lease or such Lease, the following provisions of the Agreement to Lease shall be and are hereby deemed incorporated into the Lease, as contemplated in Section 2.03 thereof:


 8.       LANDLORD'S AND TENANT'S WORK

 8.1 The Landlord shall, at its own expense, perform and complete the work and improvements to the Leased Premises shown on the plans and specifications prepared by Giffels dated January 18, 2000, revised March 22, 2000, on or before the Possession Date, save and except the landscaping and top coat of asphalt which will be complete by June 1, 2001 (collectively, the "Landlord's Work"). The Landlord's Work will be modified as requested by the Tenant at its expense and approved by the Landlord to accommodate a single user, both parties to act reasonably. The Tenant intends to perform its own leasehold improvements to the Leased Premises at the Tenant's sole expense (the "Tenant's Work") following approval by the Landlord of the Tenant's plans and specifications, such approval not to be unreasonably withheld or unduly delayed. Any and all Tenant's Work done prior to the Commencement Date or during the Term or any renewals shall be done in accordance with Schedule "F" attached. All work and improvements by Landlord and Tenant shall be performed in a good and workmanlike manner in accordance with all applicable building codes and laws using quality materials which are proper for the purpose. The actual space plan conforming to the dimensions of the Leased Premises shall be prepared by the Tenant, however, the Landlord agrees to contribute Seven Cents ($0.07) per square foot of the Leased Premises for the preparation of such preliminary plan, such sum payable upon execution of this Offer by the Landlord and the Tenant and waiver of all conditions. The Landlord hereby consents to and agrees to co-operate with the Tenant's contractor with respect to the construction of the Tenant's Work.

8.2 Without limiting the extent of the Landlord's Work identified by Giffels, such work will include the following items to be completed by the Landlord at its sole expense. In the event of a conflict between the Landlord's Work identified by Giffels and this provision, this provision shall govern:
          (i) 24 foot clear glass and precast single story structure with bay sizes of approximately 36 ft.X40 ft.. Roof is built-up 4-ply on metal deck with insulation factor of R20;
          (ii) Concrete floors of approximately 4" inches thick (20 MPa at 28 days);
          (iii) Ordinary hazard sprinkler system distributed on an open plan basis;
          (iv) Sufficient power including without limitation, 1170 KW capacity, 1200 amp/600 volt service to a panel, not distributed;
          (v) Domestic water and sanitary line to two (2) locations as shown on the Tenant's plans;
          (vi) Exterior parking and landscaping as per base building design;
          (vii)    Intentionally deleted;
          (viii) Supply and install base building standard glass along the second-storey face of the Building fronting on the adjacent creek, all as shown on Schedule "A1" attached;
          (ix) Install at the Tenant's cost additional skylights not part of the base building, supplied by the Tenant at its cost, according to the Tenant's plan in compliance with Schedule "F"; provided that the Tenant delivers plans to the Landlord showing the exact size, location and design of the skylights no later than November 15, 2000 and failing this delivery, the Landlord shall be permitted a delay on completion of this portion of the Landlord's Work only on the basis of one day after the Possession Date for each day of delay by the Tenant, it being understood that if the Tenant does not provide drawings as required herein, this item will not be considered to be a delay to the Possession Date;
          (x) Reduce the number of truck level doors specified in the Landlord's Work to the requirement of the Tenant, such requirement to be defined by the Tenant and approved by the Landlord no later than November 15, 2000. Space left open by removal of truck doors to be replaced with building standard glass and redundant ramps to be levelled and paved for car parking;
          (xi) Relocate (and possibly reduce) the parking lot according to the Tenant's plan to allow for more "green space" between the Building and the adjacent creek, all as more particularly shown on Schedule "A" attached;
          (xii) Supply and install a one (1) meter high berm on the norm-west corner of the property to obscure passing traffic;
          (xiii) Supply and install a privacy fence on the south side of Matheson Boulevard adjacent from the Building, subject to the prior approval of the City of Mississauga.

8.3 The Landlord warrants the Landlord's Work for a period of one (1) year from the Commencement Date or such longer period as set forth in the Summary of Warranties attached hereto as Schedule "E". The Landlord shall promptly repair and correct all defects upon written notice from the Tenant.

8.4 (a) The Landlord agrees to provide the Tenant with a leasehold allowance (the "Allowance") equal to One Million Dollars ($l,000,000), to assist the Tenant with expenses related to completion of the Tenant's Work.

     (b)  If:

          i) all or any part of the Allowance is not paid by the Landlord within twenty (20) business days of request from the Tenant; and
          ii) the Tenant delivers written notice of default to the Landlord and such default is not cured by the Landlord within fifteen (15) ordinary days of such notice of default; and
          iii) a further notice is sent by the Tenant to the Landlord providing notice of its intention to set-off the unpaid amount against Minimum Rent and Additional Rent,

          interest shall accrue on such unpaid amounts at the rate of 2% per month (24% per annum) calculated and payable monthly from the date of default in subparagraph (b)(i) hereof until such unpaid amounts are paid in full. Upon issuance of the notice of set-off described in iii) above, the Tenant shall have the right to set off any and all of the amounts owing by the Landlord on account of the Allowance, including interest as set out in this provision, against the Minimum Rent and Additional Rent owing by the Tenant to the Landlord.

     (c) The amount of the Allowance shall be paid in increments of no less than two hundred fifty thousand dollars ($250,000) to the Tenant by the Landlord as Tenant's Work progresses as certified by Tenant's architect and the value of such work is verified by the Landlord, provided that the final ten percent (10%) of the Allowance shall not be paid until satisfaction of the following conditions: 1) forty-five
          (45) days after substantial completion of the Tenant's Work and receipt by the Landlord of: (a) an architect's certificate confirming substantial completion and (b) a statutory declaration from the Tenant's general contractor confirming that all work is substantially complete and that no liens have been registered against the Leased Premises following publication as required by law, 2) the Tenant is in occupancy of at least Phase 1 of the Leased Premises and 3) the Tenant is not in material default under the Lease.

8.5 As part of the Tenant's Work and in accordance with Schedule "F" herein, the Tenant, is permitted to install a mezzanine in the Building, at the Tenant's expense, subject to the Landlord's reasonable approval of design, location, configuration and interior fit-up and subject to compliance with all governmental requirements in respect thereof including, but not limited to, access and parking requirements. There is no additional
     Minimum Rent payable for the mezzanine, however, the Tenant will pay for applicable development charges (if any) and any increase in operating costs or realty taxes charged by the municipality as a result of the construction of the mezzanine. Notwithstanding the provisions of section
     14.1 of this Offer, if the Landlord bona fide requires that the mezzanine be removed at the expiry of the Term or any renewal thereof for purposes of leasing all or a part of the Building to a new tenant, then the Tenant and Landlord agree to share equally the actual cost of removal of the mezzanine, based on the lowest cost estimate obtained by each party. If not removed, the Tenant agrees to pay the actual cost of work necessary to upgrade the mezzanine to comply with all applicable governmental requirements in effect as at the relevant expiry date of the Lease but in any event, the Tenant's cost of such compliance cannot exceed the amount that the Tenant would have paid as its fifty percent (50%) share of the cost of removal of the mezzanine.


16.  LANDLORD COVENANTS, REPRESENTATIONS AND WARRANTIES

     (a) The Landlord covenants, represents and warrants to the Tenant that the Building and the Lands (including the Expansion Land (as hereinafter defined)) are entirely free of any contaminants which are or may be deemed to be dangerous to the environment or to the health of persons at levels exceeding those permitted by applicable legislation. The Tenant warrants that it shall not contaminate the Building or the Lands in violation of environmental law at any time throughout the Term and any renewal thereof;

     (b) The Landlord is the registered and beneficial owner of the Lands and the Building;

     (c) The Landlord will not proceed with any energy conservation modifications to the
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                                                                              52

             Building which will increase operating costs without first obtaining the approval of the Tenant, which approval may be unreasonably or arbitrarily withheld.

     Further, the Landlord covenants as at the Commencement Date the following statements are true:

     (I) the Leased Premises are zoned Ml and permit the use of the Leased Premises as a warehouse, ancillary storage, light assembly and office;
     (II) the Building allows the Tenant to have access and control of HVAC and lighting seven days per week, 24 hours per day;
     (III) the Tenant receives 24 hour access to the electrical panels for the Leased Premises by means of a key;
     (IV)    Telephone lines are available within the Leased Premises;
     (V) the Building complies with the requirements of all governmental laws and regulations for the uses stated in (I) above;
     (VI)    the Leased Premises permit handicapped access;
     (VII) the Tenant shall be permitted to install at its expense, at any time during the Term and any renewal thereof, an emergency generator so as to permit the computers located in the Leased Premises to operate indefinitely throughout any power interruption; and
     (VIII) the Landlord will provide lighting in the parking lot to provide adequate security on the Lands, all in accordance with the Landlord's Work (as defined in section 8.1 herein).



     SCHEDULE "F"


TENANT'S WORK
-------------

Following the Landlord's completion of its work as outlined herein, the Landlord shall not be obliged to complete any further work in or for the Leased Premises except as set out in the Offer to Lease and the Lease. The Tenant may construct and complete leasehold improvements and fixtures (the "Improvements") in the Leased Premises prior to the Commencement Date and/or during the Term provided that:

          (a) the Tenant shall furnish the Landlord with professionally prepared plans and specifications therefore for its approval; whenever any change in or addition to base building work is required to accord with the Improvements, or is agreed to be made by the Landlord at the request of the Tenant, the cost or expense of such change shall be for the account of the Tenant and shall include all reasonable cost and expense incurred by the Landlord in connection with the change or addition including labour, materials, fees of architects, engineers or designers in connection with the change or addition, direct costs of supervision and inspection and all other direct costs of the Landlord, subject to the Cap described in paragraph (h) below;

          (b) if any proposed Improvements affect the structure, the structural walls, the base building systems or the exterior appearance of the Building, such plans and specifications shall also require approval, at the election of the Landlord, by its architect and engineers;

          (c) the Tenant shall advise the Landlord of the identity of its contractors and tradesmen and their respective labour affiliation; in no event may the Tenant proceed with construction of any Improvements until it has obtained all necessary governmental permits and other approvals and has produced evidence of insurance coverage satisfactory to the Landlord;

          (d) the Landlord shall either approve any contractors proposed by the Tenant to perform any work which may affect the structure, the structural walls or the base building systems of the Building or require that any such work be performed by either the Landlord or its contractors at competitive prices in which case the Tenant shall pay the Landlord's reasonable costs on account thereof; the Landlord may refuse to allow the contractors and tradesmen of the Tenant access to the Building if their labour affiliations may conflict with those of the Landlord or those employed by it or if they are not competent;

          (e) construction of the Improvements shall be performed in accordance with the plans and specifications submitted .o and approved by the Landlord and in a good and workmanlike and expeditious manner using good quality materials;

          (f) the Landlord may inspect construction as it proceeds at its expense;

          (g)  if the Tenant fails to observe any of the material requirements of this section the Landlord may require that construction stop until Tenant complies with such requirements; and
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                                                                              53

          (h) the Tenant shall pay the Landlord's reasonable costs and fees incurred in respect of the supervising, coordinating monitoring, reviewing and approving of the construction of the Improvements including all professional fees incurred by the Landlord, such costs not to exceed in aggregate for initial construction twenty-five cents ($0.25) per square foot and during the Term, ten cents ($0.10) per square foot (the "Cap").